                                                                     EXHIBIT 2.1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                            STOCK PURCHASE AGREEMENT



                                  by and among



                              PRIMARK CORPORATION,



                          PRIMARK HOLDING CORPORATION,



                     PRIMARK INFORMATION SERVICES UK LIMITED



                                       and



                             LITTON INDUSTRIES, INC.



                                       and



                               LITTON U.K. LIMITED



                          Dated as of December 8, 1997


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                            ARCTICLE I  SALE OF STOCK

                                                                         Page
                                                                         ----
Section 1.1.  Purchase and Sale of Shares; Entry into
              Covenant not to Compete.......................................2
Section 1.2.  Time and Place of Closing.....................................3
Section 1.3.  Purchase Price Adjustment.....................................3
Section 1.4.  Deliveries by the Parent and the Sellers......................5
Section 1.5.  Deliveries by the Buyer.......................................6
Section 1.6.  Use of the Parent's Name and Logo.............................7
Section 1.7.  No Ongoing or Transition Services.............................7
Section 1.8.  Intercompany Accounts.........................................8


    ARTICLE II REPRESENTATIONS AND WARRANTIES OFTHE PARENT AND THE SELLERS

Section 2.1.  Organization; Etc.............................................8
Section 2.2.  Authority Relative to this Agreement..........................9
Section 2.3.  Capitalization...............................................10
Section 2.4.  Ownership of Shares..........................................10
Section 2.5.  Subsidiaries.................................................11
Section 2.6.  Consents and Approvals; No Violations........................12
Section 2.7.  Financial Statements.........................................13
Section 2.8.  Absence of Undisclosed Liabilities...........................13
Section 2.9.  Absence of Certain Changes...................................14
Section 2.10. Litigation...................................................14
Section 2.11. Compliance with Law..........................................14
Section 2.12. Employee Benefit Plans; ERISA................................15
Section 2.13. Taxes........................................................17
Section 2.14. Title, Ownership and Related Matters.........................19
Section 2.15. Leases.......................................................20
Section 2.16. Certain Contracts and Arrangements...........................20
Section 2.17. Intellectual Property........................................21
Section 2.18. Computer Software............................................22
Section 2.19. Brokers; Finders and Fees....................................23
Section 2.20. Permits and Security Clearances..............................23
Section 2.21. Government Contracts.........................................23
Section 2.22. Environmental Matters........................................29
Section 2.23. Insurance....................................................30
Section 2.24. Intercompany Transactions....................................31
Section 2.25. Powers of Attorney...........................................31
Section 2.26. Aggregation..................................................31
Section 2.27. Disclosure...................................................31

             ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE BUYER

Section 3.1. Organization; Etc.............................................32

Section 3.2. Authority Relative to this Agreement..........................32
Section 3.3. Consents and Approvals; No Violations.........................33
Section 3.4. Acquisition of Shares for Investment..........................33
Section 3.5. Availability of Funds.........................................33
Section 3.6. Litigation....................................................34
Section 3.7. Investigation by Buyer........................................34
Section 3.8. Brokers; Finders and Fees.....................................34

                       ARTICLE IV COVENANTS OF THE PARTIES

Section 4.1.  Conduct of Business of the Company...........................34
Section 4.2.  Access to Information........................................37
Section 4.3.  Consents; Cooperation........................................38
Section 4.4.  Commercially Reasonable Efforts..............................39
Section 4.5.  Public Announcements.........................................39
Section 4.6.  Tax Matters..................................................39
Section 4.7.  The Buyer's Knowledge of Breach..............................45
Section 4.8.  Employees; Employee Benefits.................................46
Section 4.9.  Shareholders' Meeting........................................49
Section 4.10. Substitute Guaranty; Indemnity...............................49
Section 4.11. Notification of Certain Matters..............................50
Section 4.12. Prior Knowledge..............................................51
Section 4.13. Supplemental Disclosure......................................51
Section 4.14. Noncompetition...............................................52
Section 4.15. Nondisclosure of Proprietary Data............................53
Section 4.16. Inconsistent Agreements......................................53
Section 4.17. Redemption of Parent Notes...................................54

          ARTICLE V  CONDITIONS TO CONSUMMATION OF THE STOCK PURCHASE

Section 5.1.  Conditions to Each Party's Obligations
              to Consummate the Stock Purchase.............................54
Section 5.2.  Further Conditions to the Parent's and the
              Sellers' Obligations.........................................55
Section 5.3.  Further Conditions to the Buyer's
              Obligations..................................................56
Section 5.4.  Materiality of Conditions....................................57

                      ARTICLE VI  TERMINATION AND ABANDONMENT

Section 6.1.  Termination..................................................58
Section 6.2.  Procedure for and Effect of Termination......................58

                     ARTICLE VII  SURVIVAL AND INDEMNIFICATION

Section 7.1.  Survival Periods.............................................60
Section 7.2.  Parent's and the Sellers' Agreement to
              Indemnify....................................................60
Section 7.3.  The Buyer's Agreement to Indemnify...........................62
Section 7.4.  Third Party Indemnification..................................65
Section 7.5.  No Set-Off...................................................66
Section 7.6.  Insurance....................................................66
Section 7.7.  No Duplication...............................................67

                      ARTICLE VIII  MISCELLANEOUS PROVISIONS

Section 8.1.  Amendment and Modification...................................67
Section 8.2.  Extension; Waiver............................................67
Section 8.3.  Entire Agreement; Assignment.................................67
Section 8.4.  Severability.................................................67
Section 8.5.  Notices......................................................68
Section 8.6.  Governing Law; Arbitration...................................69
Section 8.7.  Descriptive Headings.........................................70
Section 8.8.  Counterparts.................................................70
Section 8.9.  Fees and Expenses............................................70
Section 8.10. Knowledge....................................................71
Section 8.11. Interpretation...............................................71
Section 8.12.  No Third Party Beneficiaries................................71
Section 8.13.  No Waivers..................................................72
Section 8.14.  Specific Performance........................................72
Section 8.15.  Further Assurances..........................................72
Section 8.16.  Preservation of and Access to Certain
               Information After Closing...................................72

                            STOCK PURCHASE AGREEMENT
                            ------------------------

                  This STOCK PURCHASE AGREEMENT, dated as of December 8, 1997 (this "Agreement"), is entered into by and among Primark Corporation, a Michigan corporation (the "Parent"), Primark Holding Corporation, a Delaware corporation (the "U.S. Seller"), Primark Information Services UK Limited, a company incorporated under the laws of England and Wales (the "U.K. Seller," and together with the U.S. Seller, the "Sellers"), Litton Industries, Inc., a Delaware corporation (the "U.S. Buyer"), and Litton U.K. Limited, a company organized under the laws of England (the "U.K. Buyer," and collectively with the U.S. Buyer, the "Buyer").

                  WHEREAS, the Parent owns all of the outstanding shares of capital stock of the U.S. Seller; and

                  WHEREAS, the U.S. Seller owns all of the outstanding shares of capital stock of TASC, Inc., a Massachusetts corporation (the "U.S. Company"); and

                  WHEREAS, the U.S. Seller owns the entire issued share capital of the U.K. Seller; and

                  WHEREAS, the U.K. Seller owns the entire issued share capital of The Analytic Sciences Corporation Limited, a company incorporated under the laws of England and Wales (the "U.K. Company," and together with the U.S. Company, the "Companies" and each a "Company"); and

                  WHEREAS, the Sellers desire to sell to the Buyer, and the U.S. Buyer desires to purchase from the U.S. Seller, 1,000 shares of common stock, par value $.10 per share (the "U.S. Shares"), representing all of the issued and outstanding shares of the U.S. Company, and the U.K. Buyer desires to purchase from the U.K. Seller 316,107 ordinary shares (the "U.K. Shares," and together with the U.S. Shares, the "Shares"), representing the entire issued share capital of the U.K. Company, in each case upon the terms and subject to the conditions set forth herein; and


                  WHEREAS, concurrently with the execution of this Agreement, certain executive officers of the Parent and/or the Sellers who own stock in the Parent have each entered into a voting agreement with the U.S. Buyer

(collectively, the "Voting Agreements") pursuant to which each such executive officer has agreed, among other things, to vote his or her shares of the Parent to approve the acquisition of the Companies by the Buyer; and

                  WHEREAS, the Parent and the Sellers wish to enter into a covenant which will prevent them from engaging in certain lines of business for a certain period of time; and

                  WHEREAS, the Parent, the U.S. Buyer and the U.S. Company have agreed to enter into an Information Technology Services Agreement (the "IT Services Agreement"), the form of which is attached hereto as Exhibit 1,
                                                              ---------
effective upon the purchase and sale of the Shares, concerning the provision to the Parent by the U.S. Company of certain information technology services.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                                 SALE OF STOCK
                                 -------------

                  Section I.1. Purchase and Sale of Shares; Entry into Covenant
                               ------------------------------------------------
not to Compete. Upon the terms and subject to the conditions of this Agreement,
--------------
at the Closing (as hereinafter defined): (i) the U.K. Seller will sell, convey, assign, transfer and deliver the U.K. Shares to the U.K. Buyer for $80,000,000.00; (ii) the U.S. Seller will sell, convey, assign, transfer and deliver the U.S. Shares to the U.S. Buyer for $267,000,000.00; and (iii) the Sellers and the Parent will enter into the covenant set forth in Section 4.14, for which the U.K. Buyer will pay to the U.K. Seller $5,000,000.00, and for which the U.S. Buyer will pay to the U.S. Seller $10,000,000.00, and for which the U.S. Buyer will pay to the Parent $70,000,000.00. All amounts to be paid by the Buyer to the Sellers and the Parent pursuant to this Section 1.1 (as the same is adjusted as provided below, the "Purchase Price") shall be paid in cash by wire transfer of immediately available funds to an account or accounts designated by the Sellers and the Parent prior to the Closing. The transactions contemplated by clauses (i) and (ii) of this Section
1.1 are sometimes herein referred to as the "Stock Purchase."

                  Section I.2. Time and Place of Closing. Upon the terms and
                               -------------------------
subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts 02108, at 9:00 a.m. (local time) on the first business day following the date on which all of the conditions to each party's obligations hereunder have been satisfied or waived, or at such other date, place or time as the parties may agree. The date on which the Closing occurs and the transactions contemplated hereby become effective is referred to herein as the "Closing Date."

                  Section I.3. Purchase Price Adjustment. (a) The Parent and the
                               -------------------------
Sellers will prepare consolidated financial statements ("Closing Financial Statements") of the Companies as of the Closing Date. During the period following the Buyer's receipt of the Closing Financial Statements from the Parent and the Sellers, representatives of the Buyer shall have the opportunity, upon reasonable notice, to inspect the workpapers relevant to the preparation of the Closing Financial Statements, interview the personnel involved in the preparation of the Closing Financial Statements, and otherwise observe the preparation of those workpapers and the Closing Financial Statements. The Parent and the Sellers will deliver the Closing Financial Statements (including the calculation of the Adjustment Amount (as defined below)) to the Buyer within 60 days after the Closing Date. If within 120 days following the Closing Date, the Buyer has not given the Parent and the Sellers notice of its objection to the Closing Financial Statements (which notice must contain a statement of the basis of the Buyer's objection), then the "Shareholders' Equity" reflected in the Closing Financial Statements will be used in computing an amount (which may be a positive or negative number) equal to (x) "Shareholders' Equity" as of the Closing Date, minus the balance of the intercompany account(s) as of the Closing Date and minus all Income Tax liabilities due the Parent or governmental authorities as of the Closing Date, and minus any cash balance as of the

Closing Date, minus (y) "Shareholders' Equity" as of September 30, 1997, minus the balance of the intercompany account(s) as of September 30, 1997 and minus all Income Tax liabilities due the Parent or governmental authorities as of September 30, 1997, and minus any cash balance as of September 30, 1997 (the "Adjustment Amount"). The parties agree that the "Shareholders' Equity" as of September 30, 1997 minus the balance of the intercompany account(s) as of September 30, 1997 and minus all Income Tax liabilities due the Parent or governmental authorities as of September 30, 1997 and minus any cash balance as of September 30, 1997 is $154,741,299 as calculated in Exhibit 2. If the Buyer gives such notice of objection, the Buyer, the Parent and the Sellers shall endeavor in good faith to resolve any disputed items within 20 days after the Sellers' receipt of the Buyer's notice of objections. If they are unable to do so, then the issues in dispute will be submitted to a mutually agreeable nationally known independent accounting firm (the "Accountants") for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party or its Subsidiaries (as defined below) (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (iii) the Buyer and the Sellers will each bear 50% of the fees of the Accountants for such determination. For purposes of this Section 1.3, "Shareholders' Equity" means shareholders' equity set forth on a balance sheet prepared in accordance with the September 30, 1997 Balance Sheet (as defined below).

                           (b) If during the period from September 30, 1997
through the Closing Date, the Parent and the Sellers pay amounts in excess of the aggregate Income Taxes of the Companies and their Subsidiaries applicable to such period and the Buyer receives a benefit as a result of such excess payments, the Buyer will promptly pay the Parent and the Sellers the amount of any benefit actually received by the Buyer.

                           (c) The "Shareholders' Equity" shall be determined in
accordance with generally accepted accounting principles in the United States ("GAAP"), in a manner consistent with and as provided in the financial statements identified in Section 2.7, and shall be certified by the chief financial officer of the Parent as having been prepared consistent with the provisions of this Section 1.3. The accounting firm selected to resolve any disputes will be instructed to determine the "Shareholders' Equity" in the same manner.

                           (d) On the tenth business day following the final
determination of the Adjustment Amount, if the Adjustment Amount is a positive number, the Buyer will pay the Adjustment Amount to the Parent, and if the Adjustment Amount is a negative number, the Parent will pay the Adjustment Amount to the Buyer. All payments will be made together with interest at a rate of 6% per annum simple interest based on actual days over a 365-day year from the Closing Date through the date of payment. Payments must be made in immediately available funds. Payments to the Buyer or to the Parent must be made by wire transfer to such bank account as the Buyer or the Parent, as the case may be, will specify.

                  Section I.4. Deliveries by the Parent and the Sellers. Subject
                               ----------------------------------------
to the terms and conditions hereof, at the Closing, the Parent and the Sellers will deliver the following to the Buyer:

                  (a) Certificates representing the Shares, accompanied by stock powers duly endorsed in blank or accompanied by duly executed instruments of transfer;

                  (b) An executed copy of the IT Services Agreement;

                  (c) The resignations of all directors and officers of the Companies or any of their respective Subsidiaries;

                  (d)  Executed copies of the Voting Agreements;

                  (e) A certificate of the Secretary or an Assistant Secretary of the Parent and each Seller, dated the Closing Date, setting forth the resolutions of the

Boards of Directors of the Parent or such Seller, as the case may be, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and certifying that such resolutions have not been amended or rescinded and are in full force and effect;

                  (f) A good standing certificate and certified charter documents, dated as of a date reasonably close to the Closing Date, for each Company and each of its respective Subsidiaries;

                  (g) An opinion dated as of the Closing Date from legal counsel to the Parent and the Sellers in the form attached hereto as Exhibit 3; and
                                                             ---------

                  (h) All other documents, instruments and writings required to be delivered by the Parent and the Sellers at or prior to the Closing Date pursuant to this Agreement.

                  Section I.5. Deliveries by the Buyer. Subject to the terms and
                               -----------------------
conditions hereof, at the Closing, the Buyer will deliver the following to the Sellers and/or the Parent, as appropriate:

                  (a) The Purchase Price, in immediately available funds, as set forth in Section 1.1 hereof;

                  (b) An executed copy of the IT Services Agreement;

                  (c) A certificate of the Secretary or an Assistant Secretary of the Buyer, dated the Closing Date, setting forth the resolutions of the Board of Directors of the Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and certifying that such resolutions have not been amended or rescinded and are in full force and effect;

                  (d) An opinion dated as of the Closing Date from legal counsel to the Buyer in the form attached hereto as Exhibit 4; and
                                            ---------

                  (e) All other documents, instruments and writings required to be delivered by the Buyer at or prior to the Closing Date pursuant to this Agreement.

                  Section I.6. Use of the Parent's Name and Logo. It is
                               ---------------------------------
expressly agreed that the Buyer is not purchasing, acquiring or otherwise obtaining any right, title or interest in the name (i) "Primark" or the "globe" logo (whether alone or in combination with any name, word or other symbol), or any trade names, trademarks, identifying logos or service marks or employing the word "Primark" or any variation of any of the foregoing, or (ii) any other marks owned or used by the Parent and its Subsidiaries, (collectively, the "Parent's Trademarks"). The Parent acknowledges that the Companies and their Subsidiaries do not use any of the Parent's Trademarks except ones that are described in clause (i) above. The Buyer agrees that neither it nor any of its affiliates shall make any use of, or attempt to register, the Parent's Trademarks from and after the Closing Date. Without limiting the generality of the foregoing, within 90 days after the Closing Date, the Buyer shall delete all references to the Parent's Trademarks from all advertising, inventory, stationary, signage and any other materials.

                  Section I.7. No Ongoing or Transition Services. Except as
                               ---------------------------------
otherwise agreed to in writing on or before the Closing Date by the Parent and/or either of the Sellers, on the one hand, and the Buyer, on the other hand or as set forth in Section 1.7 of the disclosure schedule being delivered by the Parent and the Sellers to the Buyer concurrently herewith (the "Disclosure Schedule"), as of the Closing, all accounting, insurance, banking, tax, personnel, legal, communications and other products and services, provided to the Companies or any of their respective affiliates, employees or consultants by the Parent, the Sellers or any of their respective affiliates, including any agreements or understandings (written or oral) with respect thereto, will terminate. The Parent and the Sellers agree to cooperate with the Buyer and the Companies during the change of ownership of the Companies including the provision by the Parent and the Sellers of such services for a 90 day period following the Closing as the Buyer shall reasonably request on or prior to the Closing Date to be compensated at a customary rate agreed to by the Buyer, the Parent and the Sellers.

                  Section I.8. Intercompany Accounts. On or prior to the Closing
                               ---------------------
Date, all intercompany accounts between the Companies, on the one hand, and the Parent, the Sellers and their respective affiliates, on the other hand, other than those arising from ordinary course arms length transactions between such parties which are reflected in accounts receivables or accounts payables, shall be contributed to the capital of the respective Company and otherwise cancelled and no adjustment shall be made to the Purchase Price as a result of any such cancellation. In addition, the Sellers shall have the right and do intend, at or immediately prior to the Closing, to cause the Companies and their respective Subsidiaries to distribute all cash holdings to the Sellers or their respective affiliates, by one or more cash dividends and/or other distributions.

                                   ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF
                        ---------------------------------
                           THE PARENT AND THE SELLERS
                           --------------------------

                  The Parent and the U.S. Seller, with respect to the U.S. Company, and the Parent, the U.S. Seller and the U.K. Seller, with respect to the U.K. Company, hereby each represents and warrants to the Buyer as follows:

                  Section II.1. Organization; Etc. The Parent and the Sellers
                                -----------------
are corporations duly organized or incorporated, validly existing and in good standing under the respective laws of the jurisdiction of their incorporation or organization. Each Seller has all necessary corporate power and authority to execute, deliver and perform this Agreement and any related agreements to which it is a party. Each Company and each of their respective Subsidiaries (a) is duly organized or incorporated, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, and (c) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Company Material Adverse Effect (as hereinafter defined). Section 2.1 of the Disclosure Schedule correctly sets forth the jurisdiction in which each Company was and is required to be organized, each jurisdiction in which each Company is qualified or licensed to do business and the current directors and executive officers of each Company. True, correct and complete copies of the respective charter documents of each Company as in effect on the date hereof have been delivered to the Buyer. Neither Company is a registered or reporting company under the Securities Exchange Act of 1934, as amended. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms ordinary voting power (other than as affected by events of default) to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. As used in this Agreement, the term "Company Material Adverse Effect" shall mean a material adverse change in, or effect on, the business, financial condition, results of operations of the Companies and their respective Subsidiaries, taken as a whole, provided,
                                                               --------
however, that the effects of changes that are generally applicable to the
-------
industries in which the Companies or their respective Subsidiaries operate or to the United States or the United Kingdom economies generally shall be excluded from such determination.

                  Section II.2. Authority Relative to this Agreement. Each of
                                ------------------------------------
the Parent and the Sellers has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the approval of the Parent's shareholders, to consummate the transactions contemplated hereby and in any related document. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of the Parent and the Sellers and all other requisite corporate action on the part of the Parent and the Sellers and, except for obtaining the approval of the Parent's shareholders as contemplated by Section 4.9 hereof, no other corporate proceedings on the part of the Parent or the Sellers are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by each of the Parent and the Sellers and, subject to approval and adoption of this Agreement by the Parent's shareholders, assuming this Agreement has been duly authorized, executed and delivered by the Buyer, constitutes the legally valid and binding agreement of each of the Parent and the Sellers, enforceable against each of the Parent and the Sellers in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) enforcement of this Agreement, including, among other things, the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  Section II.3. Capitalization. Section 2.3 of the Disclosure
                                --------------
Schedule sets forth the number of issued and outstanding shares of capital stock of each Company. The Shares represent all of the outstanding capital stock or issued share capital in the Companies. All of the Shares are validly issued, fully paid and nonassessable and were issued in conformity with applicable Laws (as defined below). Except for the Shares, there are not, and at the Closing there will not be, any existing options, warrants, calls, rights of preemption, subscriptions or other rights or other agreements or commitments of any character whatsoever relating to the issued or unissued capital stock or share capital of the Companies or obligating either Company to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or issued share capital of, or other equity interests in, the respective Company or securities convertible into or exchangeable for such shares or equity interests or obligating the respective Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment.

                  Section II.4. Ownership of Shares. Except as set forth in
                                -------------------
Section 2.4 of the Disclosure Schedule, all of the U.S. Shares are owned of record and beneficially by the U.S. Seller, and all of the U.K. Shares are owned legally and of record and beneficially by the U.K. Seller, in each case free and clear of all liens, pledges, charges, claims, security interests or other encumbrances, whether consensual, statutory or otherwise (collectively, "Liens"). The consummation of the Stock Purchase will convey to the Buyer good title to the U.S. Shares and to the U.K. Buyer good title to the U.K. Shares, in each case free and clear of all Liens, except for those created by the Buyer or arising out of ownership of the Shares by the Buyer.

                  Section II.5. Subsidiaries. Except for the Subsidiaries set
                                ------------
forth in Section 2.5 of the Disclosure Schedule, there is no corporation, partnership, joint venture or other entity in which either Company directly or indirectly owns any equity or other ownership interest. Set forth in Section 2.5 of the Disclosure Schedule is the number of authorized, issued and outstanding shares of each of the Subsidiaries and its jurisdiction of incorporation. Except as set forth in Section 2.5 of the Disclosure Schedule, all the outstanding shares of capital stock or issued share capital of each of such Subsidiaries are validly issued, fully paid and nonassessable and were issued in conformity with applicable Laws, have not been issued in violation of any preemptive or similar rights, and are owned beneficially and of record by the respective Company designated in Section 2.5 of the Disclosure Schedule free and clear of any Liens. There are no outstanding options, warrants, calls, rights or commitments or any other agreements of any character relating to the sale, issuance or voting of, or the granting of rights to acquire, any shares of the capital stock or issued share capital of any such Subsidiary, or any securities or other instruments convertible into, exchangeable for or evidencing the right to purchase any shares of capital stock or issued share capital of any of such Subsidiaries. Section 2.5 of the Disclosure Schedule correctly lists the current directors and executive officers of each of the Companies' Subsidiaries. True, correct and complete copies of the respective charter documents of each of the Companies' Subsidiaries as in effect on the date hereof have been delivered to the Buyer. No such Subsidiary is a registered or reporting company under the Exchange Act.

                  Section II.6. Consents and Approvals; No Violations. Except
                                -------------------------------------
(i) as set forth in Section 2.6 of the Disclosure Schedule, (ii) for the approval of the Parent's shareholders, and (iii) for filings, permits, authorizations, determinations, consents and approvals as may be required under, and other applicable requirements of, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), Section 721 of the Defense Production Act of 1950, as amended (the "Exon-Florio Provisions"), and the National Industrial Security Program Operating Manual (the "NISPOM"), neither the execution and delivery of this Agreement by the Parent or the Sellers, nor the consummation by the Parent, the Sellers or the Companies of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of the Parent, the Sellers, the Companies or any of the Companies' Subsidiaries, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or require any consent under, any indenture, license, contract, agreement or other instrument or obligation to which the Parent, the Sellers, the Companies or any of the Companies' Subsidiaries is a party or by which any of them or any of their respective properties or assets are bound, (c) violate any order, writ, injunction, decree, statute, rule or regulation (collectively, "Laws" and, individually, a "Law") applicable to the Parent, the Sellers, the Companies or any of the Companies' Subsidiaries or any of their respective properties or assets, (d) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any governmental or regulatory authority, domestic or foreign, or (e) result in the imposition of a Lien on any Company, any of its Subsidiaries, or any of their respective properties or assets except in the case of clauses (b), (c), (d) and (e) of this
                     ------
Section 2.6 for any such violations, breaches, defaults, rights of termination, cancellation or acceleration or requirements which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to adversely affect the ability of the Parent and the Sellers to consummate the transactions contemplated by this Agreement.

                  Section II.7. Financial Statements. Section 2.7 of the
                                --------------------
Disclosure Schedule contains (a) the audited combined balance sheets of the Companies and their respective Subsidiaries as of December 31, 1996 and the audited combined statement of operations and statement of cash flows of the Companies and their respective Subsidiaries for the years then ended and (b) the unaudited combined balance sheet (the "September 30, 1997 Balance Sheets") of the Companies and their respective Subsidiaries as of September 30, 1997 and the unaudited combined statement of operations and statement of cash flows of the Companies and their respective Subsidiaries for the nine months then ended. Such balance sheets fairly present in all material respects the financial position of the Companies and their respective Subsidiaries as of the respective dates thereof, and such statements of operations fairly present in all material respects the results of operations of the Companies and their respective Subsidiaries for the respective periods indicated. All such financial statements were prepared in accordance with GAAP consistently applied throughout the period indicated. The Sellers have made available to the Buyer copies of each management letter delivered to the Sellers, the Parent, any Company or any Subsidiary of any Company by independent public accountants in connection with the balance sheets or relating to any review by such accountants of the internal controls of any Company or any of its respective Subsidiaries during the five-year period ended September 30, 1997 or thereafter, and have used reasonable efforts to make available for inspection all reports and working papers produced or developed by auditors or management in connection with their examination of financial statements with respect to any Company or any of its respective Subsidiaries, as well as all such reports and working papers for prior periods for which any tax liability of any Company or any of its respective Subsidiaries has not been finally determined or barred by applicable statutes of limitation. Other than as disclosed in the financial statements of the U.S. Company, since December 31, 1995, there has been no change in any of the significant accounting policies, practices or procedures of any Company or any of its respective Subsidiaries.

                  Section II.8. Absence of Undisclosed Liabilities. Except (a)
                                ----------------------------------
for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since December 31, 1996, and (b) as otherwise disclosed in
Section 2.8 of the Disclosure Schedule, since December 31, 1996 neither Company nor any of its respective Subsidiaries has incurred any liabilities or obligations (whether direct, indirect, accrued or contingent) individually or in the aggregate, that would be required to be reflected or reserved against in a balance sheet of the respective Company or Subsidiary prepared in accordance with GAAP as used in preparing the September 30, 1997 Balance Sheets.

                  Section II.9. Absence of Certain Changes. Except as set forth
                                --------------------------
in Section 2.9 of the Disclosure Schedule or as otherwise contemplated by this Agreement, since September 30, 1997, the Companies and their Subsidiaries in the aggregate have not suffered a Company Material Adverse Effect.

                  Section II.10. Litigation. Except as set forth in Section 2.10
                                 ----------
of the Disclosure Schedule, there is no action, suit, proceeding or governmental investigation pending or, to the knowledge of the Parent, threatened against the Parent, the Sellers, the Companies or any of the Companies' Subsidiaries by or before any court or governmental or regulatory entity, which (a) individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, (b) would reasonably be expected to adversely affect the ability of the Parent and the Sellers to consummate the transactions contemplated hereby, or (c) involves a claim or potential claim of aggregate liability in excess of $250,000 against (whether directly or pursuant to obligations to indemnify other persons), or that enjoins or compels or seeks to enjoin or to compel any activity by, any Company or any of its respective Subsidiaries.

                  Section II.11. Compliance with Law. (a) The business of each
                                 -------------------
of the Companies and their Subsidiaries is not being and has not been conducted in violation of any applicable Law or any order, writ, injunction or decree of any court or governmental or regulatory entity, except for any such violations which in the aggregate would not reasonably be expected to have a Company Material Adverse Effect.

                  (b) The Companies and their Subsidiaries have all governmental permits, licenses and authorizations

(collectively, "Permits") which are necessary to own their assets and to operate their businesses as conducted under all applicable Laws, except for Permits the failure to have, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Companies and their Subsidiaries have complied with and are in compliance with the terms of their Permits, except where the failure to comply, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 2.11 of the Disclosure Schedule, all such Permits are valid and in full force and effect and will remain so upon consummation of the transactions contemplated by this Agreement. To the knowledge of the Parent, no suspension, cancellation or termination of any of such Permits is threatened or imminent that could reasonably be expected to have a Company Material Adverse Effect.

                  Section II.12. Employee Benefit Plans; ERISA. (a) Section
                                 -----------------------------
2.12(a) of the Disclosure Schedule sets forth a list of all material employee benefit plans (including but not limited to plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by the U.S. Company or by any trade or business, whether or not incorporated, which together with the U.S. Company would be deemed a "single employer" within the meaning of Section 4001(b)(15) of ERISA (an "ERISA Affiliate") for the benefit of employees of the U.S. Company ("Benefit Plans") and all employment and severance agreements with employees of the U.S. Company ("Employee Agreements"). True and complete copies of all Employee Agreements have been made available to the Buyer. All material required reports and descriptions (including Form 5500 Annual Reports) have been filed or distributed appropriately with respect to each such Benefit Plan.

                  (b) With respect to each Benefit Plan, except as otherwise set forth in Section 2.12(b) of the Disclosure Schedule: (i) if intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), such plan has received a determination letter from the Internal Revenue Service stating that it so qualifies and that its trust is exempt from taxation under Section 501(a) of the Code; (ii) such plan has been administered in all material respects in accordance with its terms and applicable Law; (iii) no breaches of fiduciary duty have occurred which might reasonably be expected to give rise to material liability on the part of the U.S. Company; (iv) no disputes are pending, or, to the knowledge of the Parent, threatened that might reasonably be expected to give rise to material liability on the part of the U.S. Company; (v) no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred that might reasonably be expected to give rise to material liability on the part of the U.S. Company; (vi) all contributions required to be made to such plan as of the date hereof (taking into account any extensions for the making of such contributions) have been made in full, and the U.S. Company and each of its Subsidiaries has otherwise performed in all material respects its obligations under each Benefit Plan and Employee Agreement; and (vii) all premiums or other payments if due for all periods ending on or before the Closing Date have been paid with respect to each such Benefit Plan for which such payments are required.

                  (c) Except as set forth in Section 2.12(c) of the Disclosure Schedule, there are no actions, suits or claims pending or to the knowledge of the Parent, threatened, including proceedings before the Internal Revenue Service, the United States Department of Labor, or the United States Pension Benefit Guaranty Corporation, against any Benefit Plan, Employee Agreement or any administrator or fiduciary thereof. To the knowledge of the Parent, no facts exist which could reasonably be expected to give rise to any such actions, suits or claims contemplated by the preceding sentence, other than benefit claims arising in the normal course of operation of such Benefit Plan or Employee Agreement.

                  (d) Except as set forth in Section 2.12(d) of the Disclosure Schedule, no Benefit Plan is a "multiemployer pension plan," as defined in
Section 3(37) of ERISA, nor is any Benefit Plan a plan described in Section 4063(a) of ERISA.

                  (e) Neither the U.S. Company nor any of its ERISA Affiliates has incurred a "withdrawal" or "partial withdrawal," as defined in Sections 4203 and 4205 of ERISA, from any multi-employer pension plan, which has resulted in an unpaid liability, or could reasonably be expected to result in liability, of the U.S. Company or any of its ERISA Affiliates.

                  (f) No liability under Title IV of ERISA has been incurred by the U.S. Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the U.S. Company or any ERISA Affiliate of incurring a material liability under such Title. No Benefit Plan has incurred an accumulated funding deficiency, as defined in Section 302 of ERISA or Section 412 of the Code, whether or not waived. No Benefit Plan is subject to Title IV of ERISA. Neither the U.S. Company nor any of its ERISA
Affiliates: (i) have maintained since August 8, 1991 a Benefit Plan that was subject to Title IV of ERISA; or (ii) are under any obligation, whether contractual or otherwise, to make any payments, contributions, or other expenditures with respect to any other benefit plan maintained by any other person with respect to employees covered by such benefit plan.

                  (g) Except as set forth in Section 2.12(g) of the Disclosure Schedule, with respect to each Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA), no such plan provides medical or death benefits with respect to current or former employees of the U.S. Company beyond their termination of employment (other than to the extent required by applicable law).

                  (h) Except as set forth in Section 2.12(h) of the Disclosure Schedule, the Subsidiaries of the U.K. Company neither pay nor are under any liability to pay to any employee (other than by payment of employer's contributions under national insurance or social security legislation), any pension or other benefit on retirement, death or disability or on the attainment of a specified age or on the completion of a specified number of years of service.

                  (i) Except as set forth in Section 2.12(i) of the Disclosure Schedule, the Subsidiaries of the U.K. Company do not provide any employee benefits.

                  Section II.13. Taxes. (a) To the knowledge of the Parent, as
                                 -----
of the Closing Date, the Parent has filed, has caused to be filed or will cause to be filed, within the times prescribed by law, all federal, state, local and foreign Tax Returns (as defined below) which are required to be filed by, or with respect to, the Companies and their respective Subsidiaries. To the knowledge of the Parent, all such Tax Returns were correct and complete in all material respects.

                  (b) To the knowledge of the Parent, each of the Companies, and their respective Subsidiaries have, within the time prescribed by law, paid (and until the Closing Date will, within the time prescribed by law, pay) all Taxes, including all required Taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party with respect to each of the Companies and their respective Subsidiaries, that are due and payable (whether or not shown on any Tax Return) on or before the Closing Date.

                  (c) To the knowledge of the Parent, there are no material liens with respect to Taxes upon any of the properties or assets of the Companies or their respective Subsidiaries.

                  (d) To the knowledge of the Parent, except as listed in
Section 2.13 of the Disclosure Schedule, neither Company nor any of their respective Subsidiaries has in effect, as of the date of this Agreement, or will have in effect, as of the Closing Date, any waiver or extension of any statute of limitations with respect to Taxes.

                  (e) To the knowledge of the Parent, except as listed in
Section 2.13 of the Disclosure Schedule, no material federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Tax Returns.

                  (f) Neither Company nor any of their respective Subsidiaries will be a party to any agreement providing for the allocation or sharing of Taxes as of the Closing Date, and after the Closing Date neither Company nor any of its respective Subsidiaries shall be bound by or have any liability under any such agreement.

                  (g) Neither Company nor any of its respective Subsidiaries has any liability for the Income Taxes of any person other than the Companies and their Subsidiaries under Section 1.1502-6 of the Income Tax Regulations and none of the Companies and their respective Subsidiaries are includible in any unitary, affiliated, combined or consolidated Income Tax Return (or any similar provi-sion of state, local, or foreign law) except as set forth in Section 2.13 of the Disclosure Schedule.

                  (h) The affiliated group of corporations (as that term is defined in Section 1504(a) of the Code) of which the U.S. Company was a member prior to and as of the Closing Date (the "Affiliated Group") has filed consolidated federal Income Tax Returns and state Income Tax Returns filed on a consolidated or combined basis where appropriate for all taxable years falling within the Pre-Closing Period (as defined below) and during which the U.S. Company was a member of the Affiliated Group. The Affiliated Group has paid, withheld or adequately provided for (or will adequately provide for in the financial statements) all income and franchise tax, levies, or other like assessments imposed by the United States or any state, county, local or foreign government, including additions to Tax, interest and penalties thereon.

                  (i) Neither Company nor any of its respective Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances would obligate it to make any payments that will not be deductible under Section 280G of the Code (and any corresponding provision of state or local tax laws) except as set forth in
Section 2.13 of the Disclosure Schedule.

                  (j) To the knowledge of the Parent, the U.K. Company and its Subsidiaries are registered and taxable persons for purposes of the United Kingdom value added tax and have maintained proper records appropriate for the purposes thereof, and they have not been required to give security to the Commissioners of HM Customs & Excise and have duly paid or provided for all value added tax for which they are liable.

                  Section II.14. Title, Ownership and Related Matters. (a)
                                 ------------------------------------
Except as set forth in Section 2.14(a) of the Disclosure Schedule, the Companies and their Subsidiaries do not own and have not owned any real property.

                  (b) Each Company and each of its respective Subsidiaries has, or will as of the Closing have, good title to, or rights by license, lease or other agreement to use, all properties and assets (or rights thereto) (other than cash, cash equivalents and securities and except as set forth in Section 2.14(b) of the Disclosure

Schedule) necessary to permit each Company and each of its respective Subsidiaries to conduct their respective businesses as currently conducted, except where the failure to have such title or rights would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                  Section II.15. Leases. Section 2.15 of the Disclosure Schedule
                                 ------
lists, as of the date hereof, all real property leases and subleases for space occupied by either of the Companies or any of their Subsidiaries (collectively, the "Leases"). True and complete copies of the Leases and all written amendments and agreements relating thereto have been delivered to the Buyer. All of the Leases are valid, binding and enforceable obligations of the U.S. Company, the U.K. Company or one of their Subsidiaries, as the case may be, in accordance with their terms, and neither Company nor any of its Subsidiaries, as the case may be, nor, to the knowledge of the Parent, the other party to any Lease is in default under such Lease, other than such defaults, if any, which would not, individually or in the aggregate, have a Company Material Adverse Effect. There is no action, suit, proceeding or governmental investigation pending or, to the knowledge of the Parent, threatened that would materially interfere with the quiet enjoyment of any of the Leases.

                  Section II.16. Certain Contracts and Arrangements. Except for
                                 ----------------------------------
Government Contracts (as defined below) and as set forth in Section 2.16 of the Disclosure Schedule, as of the date hereof, neither the U.S. Company nor any of its Subsidiaries is a party to any written (a) employment agreement; (b) indenture, mortgage, note, agreement or other instrument relating to the borrowing of money by the U.S. Company or any of its Subsidiaries, as the case may be (other than intercompany accounts which shall be governed by Section 1.8 hereof), or the guaranty by either of the U.S. Company or any of its Subsidiaries of any obligation for the borrowing of money; (c) agreement or contract the loss of which would have a Company Material Adverse Effect;(d) contract or agreement that has or is expected to generate at least $1,000,000 in revenue (including unexercised options) to the U.S. Company and its Subsidiaries for the year ended December 31, 1997; (e) contracts or agreements (excluding supplier contracts and agreements) having an unexpired term as of the date hereof (including unexercised options) in excess of two years; (f) contracts or agree-ments limiting or restricting the ability of the U.S. Company or any of its Subsidiaries to compete or otherwise to conduct any business in any manner or place; (g) grants of power of attorney, agency or similar authority to another person or entity; (h) contracts or agreements containing a right of first refusal; (i) contract or agreement to which any affiliate, officer or director of the Parent, the Sellers, the U.S. Company or its Subsidiaries is party; and
(j) contract or agreement not made in the ordinary course of business (collectively, "Material Contracts"). All of the Material Contracts are valid, binding and enforceable obligations of the U.S. Company or its Subsidiaries, as the case may be, in accordance with their terms. Neither the U.S. Company nor one of its Subsidiaries, as the case may be, nor, to the knowledge of the Parent, any other party thereto (i) is in default under any of the aforesaid agreements, other than such defaults, if any, which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or (ii) has waived any material rights under any Material Contract (other than releases executed in the ordinary course of business in connection with closing contracts or task orders). To the knowledge of the Parent, there are no written agreements or contracts to which the U.S. Company or any of its Subsidiaries is a party or by which any of their properties is bound with respect to which a "show cause" notice, a cure notice or a default notice has been received or is threatened to be sent to the U.S. Company or any of its Subsidiaries.

                  Section II.17. Intellectual Property. (a) Except for the
                                 ---------------------
Parent's Trademarks (including those set forth in Section 2.17 of the Disclosure Schedule), each Company and each of its respective Subsidiaries has, or will as of the Closing have, ownership of or such rights by license or other agreement to all trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, copyrights and copyright registrations, patents and all applications therefor, trade secrets and technology (collectively, "Intellectual Property") free and clear of any royalty or Lien, subject in the case of licensed intellectual property to the terms of the respective license agreements, as are used by the Companies or their Subsidiaries in the operation of their respective businesses, as currently conducted, except where the failure to have such ownership, license or right to use would not, individually or in the aggregate, reasonably be expected to have a Company Material

Adverse Effect. Section 2.17(a) of the Disclosure Schedule sets forth, as of the date of this Agreement, a complete list of the U.S. Company's patents and patent applications and the U.S. Company's trademarks, servicemarks, tradenames and copyrights which are the subject of registration or application.

                  (b) Except for proceedings, litigations, and adverse claims relating to the use of the Parent's Trademarks and as set forth in Section 2.17(b) of the Disclosure Schedule, there are no pending or, to the knowledge of the Parent, threatened proceedings, litigations or other adverse claims by any person against either Company or any of its respective Subsidiaries relating to their respective use of any Intellectual Property. Except as set forth in
Section 2.17(b) of the Disclosure Schedule and except as would not reasonably be expected to have a Company Material Adverse Effect, none of the Companies nor any of their Subsidiaries has received any notice or claim that any Intellectual Property is not valid or enforceable, or of any infringement upon or conflict with any patent, trademark, servicemark, copyright, tradename, trade secret or other proprietary right of any third party by the Companies or any of their Subsidiaries or of any claim by any third party alleging any such infringement or conflict. Except as set forth in Section 2.17(b) of the Disclosure Schedule and except as would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Companies nor any of their respective Subsidiaries has any knowledge of any infringement by any third party upon any of the Intellectual Property listed in Section 2.17(b) of the Disclosure Schedule. Except as set forth in Section 2.17(b) of the Disclosure Schedule and except as would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Companies and their Subsidiaries will not be infringing any third party's patent, copyright, trademark, servicemark, tradename, know-how, trade secret or other intellectual property rights.

                  Section II.18. Computer Software. Except as set forth in
                                 -----------------
Section 2.18 of the Disclosure Schedule, to the knowledge of the Parent, each Company and each of its respective Subsidiaries has, or will as of the Closing have, such ownership of or such rights by license or other agreement to all of the computer software programs as are used by such Company and or such Subsidiary as the case may be, in the conduct of their respective businesses as currently conducted, except where the failure to have such ownership, license, or right to use would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 2.18 of the Disclosure Schedule, all such licenses and agreements with respect to material software shall remain in full force and effect after the consummation of the transactions contemplated hereby upon the same terms and conditions as in effect on the Closing Date immediately prior to the Closing.

                  Section II.19. Brokers; Finders and Fees. Except for BT Alex
                                 -------------------------
Brown & Sons Incorporated, whose fees will be paid by the Parent, neither the Parent, the Sellers nor the Companies nor any affiliate of the foregoing has employed any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby.

                  Section II.20. Permits and Security Clearances. The Companies
                                 -------------------------------
and their Subsidiaries have all material security clearances necessary to the conduct of their respective businesses as conducted on the date hereof.

                  Section II.21. Government Contracts. (a) Section 2.21 of the
                                 --------------------
Disclosure Schedule sets forth a complete and accurate list of all current Government Contracts to which either Company or any of its Subsidiaries is a party and which involve aggregate consideration over the anticipated duration of the contract (including options) in excess of $1,000,000. Except as reflected in
Section 2.21 of the Disclosure Schedule:

                  (i) to the knowledge of the Parent, all certifications and representations made by the Companies in the Government Contracts listed in Section 2.21 of the Disclosure Schedule were complete and accurate at the time they were made;

                  (ii) to the knowledge of the Parent, the Companies have complied fully with all material terms and conditions of the Government Contracts listed in Section 2.21 of the Disclosure Schedule and have complied fully with all applicable laws and regulations in performing those Government Contracts;

                  (iii) to the knowledge of the Parent, all cost or pricing data submitted by the Companies in connection with the Government Contracts listed in Section 2.21 of the Disclosure Schedule was current, accurate and complete at the time of submission, and at the time of price agreement, and has been updated as and when required by applicable law, regulation, or the terms of the Government Contract in question;

                  (iv) to the knowledge of the Parent, there have been no actions or inactions on the part of the Companies, their Subsidiaries or their respective employees since the award of the Government Contracts listed in Section 2.21 of the Disclosure Schedule which would form the basis for any claim or cause of action by or on behalf of the U.S. Government (as defined below) or the U.K. Government (as defined below), as the case may be, which could result in any liability of the U.S. Company or any of its respective Subsidiaries to the U.S. Government or the U.K. Company or any of its respective Subsidiaries to the U.K. Government in connection with those Government Contracts;

                  (v) to the knowledge of the Parent, there have been no actions or inactions on the part of the U.S. Company, its respective Subsidiaries or its employees which could result in suspension or debarment of the U.S. Company or any of its respective Subsidiaries, and neither the U.S. Company nor any of its Subsidiaries is currently on the List of Parties Excluded from Procurement Programs;

                  (vi) to the knowledge of the Parent, there have been no actions or inactions on the part of the Companies, their Subsidiaries or their respective employees in connection with Completed Contracts (as defined below) which could result in any civil or criminal liability on the part of the U.S. Company or any of its Subsidiaries to the U.S. Government or the U.K. Company or any of its respective Subsidiaries to the U.K. Government;

                  (vii) to the knowledge of the Parent, during the past five years, no payment has been made by either of the Companies, by any of their respective Subsidiaries, or by any person or entity authorized to act on behalf of either of the Companies, or any of their respective Subsidiaries, to any person in connection with any Government Contract, in violation of applicable procurement laws or regulations or in violation of (or requiring disclosure pursuant to) the Foreign Corrupt Practices Act or any other Law;

                  (viii) the cost accounting and procurement systems used by the Companies and their Subsidiaries with respect to Government Contracts are in compliance in all material respects with all applicable laws and governmental regulations;

                  (ix)   to the knowledge of Parent and except as set forth in
         Section 2.21 of the Disclosure Schedule, with respect to each Government Contract: (a) neither the U.S. Government, the U.K. Government nor any prime contractor or subcontractor to the Companies has notified either of the Companies, or any of their Subsidiaries, either orally or in writing, that either of the Companies or any of their Subsidiaries has breached or violated any applicable law, or any certification, representation, clause, provision or requirement pertaining to such Government Contract; (b) no termination for convenience, termination for default, cure notice or show cause notice is in effect as of the date hereof pertaining to any Government Contract; (c) no governmental entity has provided either Company or any of its Subsidiaries with written notice of any cost incurred by the Companies or any of their Subsidiaries pertaining to any Government Contract which has been questioned, challenged or disallowed or has been the subject of any investigation (other than routine DCAA audits); and (d) no money due to either Company or any of its Subsidiaries under any Government Contract has been (or has been attempted to be) withheld or set off, except for amounts withheld under contracts in the ordinary course of business;

                  (x)    except as set forth in Section 2.21 of the Disclosure
         Schedule: (a) neither of the Companies, none of their Subsidiaries, nor any of their respective directors, officers or employees is (or during the last two years has been) under administrative, civil, or criminal investigation, or indictment by any governmental authority with respect to any alleged irregularity, misstatement, omission or any other matter arising under or relating to any Government Contract; and (b) during the last two years, neither of the Companies nor any of their Subsidiaries have conducted or initiated any internal investigation or made a voluntary disclosure to the U.S. Government or the U.K. Government with respect to any alleged irregularity, misstatement, omission or any other matter arising under or relating to a Government Contract except for matters relating to routine security violations;

                  (xi) except as set forth in Section 2.21 of the Disclosure Schedule, there exist: (a) no outstanding claims against either of the Companies or any of their Subsidiaries, either by the U.S. Government or the U.K. Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract; (b) no material disputes between the U.S. Company (or any of its Subsidiaries and the U.S. Government under the Contract Disputes Act or any other Federal statute or between the U.S. Company (or any of its Subsidiaries and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract; and (c) no material disputes between the U.K. Company (or any of its Subsidiaries and the U.K. Government or between the U.K. Company (or any of its Subsidiaries and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract;

                  (xii) neither Company, none of their Subsidiaries, nor any of their respective directors, officers or employees is (or during the last two (2) years has been) suspended or debarred from doing business with either the U.S. Government or the U.K. Government or is (or during such period was) the subject of a finding of nonresponsibility or ineligibility for U.S. Government or U.K. Government contracting.

                  (b) Except as disclosed in Section 2.21 of the Disclosure Schedule, neither Company nor any of its Subsidiaries has submitted any Bid relating to its business which is currently outstanding and which, if accepted, would result in a Government Contract where the volume of purchases of materials, supplies, goods, services, equipment or other assets from such Company or Subsidiary in connection with its business under any such resulting Government Contract could reasonably be ex-pected to exceed $1,000,000. Section 2.21(b) of the Disclosure Schedule identifies each such Bid.

                  (c) Section 2.21 of the Disclosure Schedule sets forth a list and description of each settlement agreement between either Company or any of its Subsidiaries and the U.S. Government or the U.K. Government which will have a binding effect on the Buyer after the Closing Date, and under which either Company or any of its Subsidiaries had material underperformed obligations.

                  (d) To the knowledge of the Parent, except as set forth in
Section 2.21 of the Disclosure Schedule or as set forth or reserved against in the financial statements identified in Section 2.7, no Loss Contract exists with respect to any Government Contracts or other contracts to which any Company or any of its Subsidiaries is a party or with respect to any Bids (as defined below). Those Government Contracts, contracts or Bids for which a Loss Contract is not deemed to exist because, after consideration of existing reserves, the sales price therefor is equal to or less than $100,000 less than the sum of the cost incurred to date and the expected cost to complete, with all costs determined in accordance with GAAP on a basis consistent with prior periods, would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, "Loss Contract" shall mean a contract or Bid, after consideration of existing reserves, the sales price therefor is more than $100,000 less than the sum of the cost incurred to date and the expected cost to complete, with all costs determined in accordance with GAAP on a basis consistent with prior periods. The Buyer acknowledges that in making the representation in this subparagraph (d), the Parent's knowledge is based on information known on the date this representation is made; that it may be difficult to determine profitability of contracts, such as fixed price contracts, until such contracts are substantially completed; and that this representation does not constitute a guarantee of profitability for any particular contract. Nothing in the preceding sentence relieves the Parent and the Sellers from the representation that the determination as to whether a Loss Contract exists is to be made in accordance with GAAP on a basis consistent with prior periods.

                  (e) Except as would not have a Company Material Adverse Effect, all personal property, equipment and fixtures loaned, bailed or otherwise furnished to either Company or any of its Subsidiaries by or on behalf of the U.S. Government or the U.K. Government that are or should be in the possession of such Company or any such Subsidiary ("Customer-Furnished Items") are in good state of maintenance and repair, have been regularly and appropriately maintained and repaired in accordance with all contractual, legal and regulatory requirements and, unless returned to the U.S. Government or the U.K. Government, shall be in possession of such Company or such Subsidiary on the Closing Date. Except as would not have a Company Material Adverse Effect, each Company and each of its Subsidiaries has complied in all material respects with all of its obligations relating to the Customer-Furnished Items, and upon the return thereof, would have no liability to the U.S. Government or the U.K. Government with respect thereto. To the knowledge of the Parent, the Companies and their Subsidiaries have complied in all material respects with their obligations to keep and maintain records required under regulations of the U.S. Government and the U.K. Government.

          (f) Section 2.21 of the Disclosure Schedule sets forth the backlog of the Companies and their Subsidiaries as of September 30, 1997 together with the dollar amount of the backlog that is characterized as "funded" in accordance with the policies and procedures of the Companies and their Subsidiaries described in such Section.

          (g) For purposes of this Section 2.21, the term "U.S. Government" means any agency, division, instrumentality, subdivision, audit group, or procuring office of the federal government, including the employees or agents thereof; the term "U.K. Government" means any agency, division, instrumentality, subdivision, audit group, or procuring office of the federal government, including the employees or agents thereof; the term "Government Contract" means any prime contract, subcontract, basic ordering agreement, letter contract, purchase order, delivery order, teaming agreement or arrangement, joint venture, change order, Bid or other legally binding commitment of any kind, including all amendments, modifications and options thereunder or relating thereto, between the U.S. Company or any of its Subsidiaries and either the U.S. Government or any prime contractor or subcontractor of the U.S. Government currently in force, or between the U.K. Company or any of its Subsidiaries and either the U.K. Government or any prime contractor of the U.K. Government currently in force; the term "Completed Contracts" means Government Contracts which expired, were terminated or for which final payment was received within the three years preceding the date of this Agreement; and the term "Bid" shall mean any quotation, bid or proposal made by the Parent, the Sellers, the Companies or their Subsidiaries that, if accepted or awarded, would lead to a contract with the U.S. Government for the design, manufacture and sale of products or the provisions of services by the Companies or their Subsidiaries.

          Section II.22.  Environmental Matters.  (a) Except as set forth in
                          ---------------------
Section 2.22 of the Disclosure Schedule and except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each of the Companies and each of their Subsidiaries is in compliance with all applicable environmental Laws, (ii) the Companies and their Subsidiaries have obtained all permits, licenses and other authorizations that are required under applicable Laws relating to the protection of the environment, and (iii) the Companies and their Subsidiaries are in compliance with the terms and conditions under which such permits, licenses and other authorizations were issued or granted.

          (b) Except as set forth in Section 2.22(b) of the Disclosure Schedule and except as could not reasonably be expected to have a Company Material Adverse Effect, (i) none of the Companies nor any of their Subsidiaries has generated, used, transported, treated, stored, released or disposed of, or has suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance (as defined below) in violation of any Laws; (ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the business of any Company or any of its Subsidiaries or in connection with the use of any current or former property or facility of any Company or any of its Subsidiaries, which has resulted in a release or a disposal into the environment of any Hazardous Substance or which release or disposal which has created or might reasonably be expected to create any condition or liability under any Laws or which would require investigation by, reporting to or notification of any governmental entity; (iii) no asbestos or polychlorinated biphenyl or underground storage tank is or has been contained in or located at any facility of any Company or any of its Subsidiaries; and (iv) any Hazardous Substance handled or dealt with in any way in connection with the businesses of the Companies or their Subsidiaries, whether before or during the Sellers' ownership thereof, has been and is being handled or dealt with in all respects in compliance with applicable Laws. "Hazardous Substances" shall mean substances that are defined or listed in, or otherwise classified pursuant to, any applicable Laws as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," oil, pollutant or contaminant or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity."

          Section II.23.  Insurance.  The Companies and their Subsidiaries are,
                          ---------
and at all times during the past five years have been, insured with reputable insurers against all risks normally insured against by companies in similar lines of business of a similar size, except for professional liability insurance. Section 2.23 of the Disclosure Schedule sets forth a list of the insurance coverage for the Companies and their Subsidiaries in effect as of the date of this Agreement. None of the insurance carriers listed in Section 2.23 of the Disclosure Schedule are related to or affiliated with the Parent, either Seller, the Companies or the Companies' Subsidiaries. None of the Companies nor any of their Subsidiaries is in default under any of its insurance policies.
All insurance policies maintained by the Companies and their Subsidiaries will remain in full force and effect and may reasonably be expected to be renewed on comparable terms following consummation of the transactions contemplated by this Agreement (subject to such entities' continuing compliance with the applicable terms thereof and any right of insurers to terminate without cause). None of the Parent, any Seller, any Company or any of the Companies' Subsidiaries has received notice or other indication from any insurer or agent of any intent to cancel or not so renew any of such insurance policies. Each of the Companies and each of their Subsidiaries has complied with and implemented all outstanding
(i) requirements of and recommendations of any insurance company that has issued a policy to it and (ii) requirements and recommendations of the Board of Fire Underwriters or any other body exercising similar functions or any governmental entity with respect to any such insurance policy.

          Section II.24.  Intercompany Transactions. Except as set forth in
                          -------------------------
Section 2.24 of the Disclosure Schedule, (x) neither Company nor any of its Subsidiaries has engaged in any transaction with the Parent, either Seller or any of their affiliates, (y) neither Company nor any of its Subsidiaries has any liabilities or obligations to the Parent or either Seller or any of their affiliates and (z) neither the Parent nor either Seller nor any of their affiliates has any obligations to either Company or any of its Subsidiaries.
The consummation of the transactions contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment arising or becoming due from either Company or any of its Subsidiaries or the successor or assign of any thereof to the Parent or either Seller or any of their affiliates.

          Section II.25.  Powers of Attorney.  There are no outstanding powers
                          ------------------
of attorney executed on behalf of either of the Companies or any of their respective Subsidiaries.

          Section II.26.  Aggregation.  The imperfections, defects, actions,
                          -----------
orders, defaults, liabilities, inaccuracies and other items omitted from disclosure in connection with the representations and warranties made in Sections 2.1 through 2.27 on grounds of immateriality, failure to have a material adverse effect or failure to constitute a Company Material Adverse Effect do not, taken as a whole, constitute a Company Material Adverse Effect.

          Section II.27.  Disclosure.  Any information disclosed in one Section
                          ----------
of the Disclosure Schedule shall be deemed to be disclosed in all Sections of the Disclosure Schedule but only if such deemed disclosure is readily apparent based on the disclosure in such other Section. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Parent and the Sellers in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER
                  -------------------------------------------


          The Buyer hereby represents and warrants to each of the Parent and the Sellers as follows:

          Section III.1.  Organization; Etc.  The Buyer (a) is duly organized,
                          ------------------
validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as now being conducted, and (c) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Buyer Material Adverse Effect (as hereafter defined). As used in this Agreement, the term "Buyer Material Adverse Effect" shall mean an event, change or circumstance which would adversely affect the ability of Buyer to consummate the transactions contemplated hereby.

          Section III.2.  Authority Relative to this Agreement.  The Buyer has
                          ------------------------------------
all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Buyer and all other requisite corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and, assuming this Agreement has been duly authorized, executed and delivered by the Parent and the Sellers, constitutes a valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and
(b) enforcement of this Agreement, including, among other things, the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          Section III.3.  Consents and Approvals; No Violations.  Except for
                          -------------------------------------
filings, permits, authorizations, determinations, consents and approvals as may be required under, and other applicable requirements of, the H-S-R Act, the Exon-Florio Provisions and the NISPOM, neither the execution and delivery of this Agreement by the Buyer nor the consummation by the Buyer of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of the Buyer,
(b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or require any consent under, any indenture, license, contract, agreement or other instrument or obligation to which the Buyer or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, (c) violate any order, writ, injunction, decree or Laws applicable to the Buyer, any of its subsidiaries or any of their respective properties or assets, (d) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any governmental or regulatory authority, domestic or foreign, or (e) result in the imposition of a Lien on the Buyer or any of its properties or assets except in the case of clauses (b), (c), (d) and (e) of this Section 3.3 for any
------
such violations, breaches, defaults rights of termination, cancellation or acceleration or requirements which, individually or in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect.

          Section III.4.  Acquisition of Shares for Investment.  Each of the
                          ------------------------------------
U.S. Buyer and the U.K. Buyer is acquiring the Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Shares. Each of the U.S. Buyer and the U.K. Buyer agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and such state securities laws.

          Section III.5.  Availability of Funds.  The Buyer currently has
                          ---------------------
sufficient immediately available
funds in cash or cash equivalents and will at the Closing have sufficient immediately available funds, in cash, to pay the Purchase Price and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

          Section III.6.  Litigation.  There is no claim, action, suit,
                          ----------
proceeding or, to the knowledge of the Buyer, governmental investigation pending or, to the knowledge of the Buyer, threatened against the Buyer or any of its subsidiaries by or before any court or governmental or regulatory authority which, individually or in the aggregate, would reasonably be expected to have a Buyer Material Adverse Effect.

          Section III.7.  Investigation by Buyer.  The Buyer has conducted its
                          ----------------------
own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Companies and their respective Subsidiaries and acknowledges that the Buyer has been provided access to the personnel, properties, premises and records of the Companies and their respective Subsidiaries for such purpose. In entering into this Agreement, the Buyer has relied solely upon its own investigation and analysis and the representations and warranties contained herein.

          Section III.8.  Brokers; Finders and Fees.  Except for Goldman, Sachs
                          -------------------------
& Co. whose fees will be paid by the Buyer, neither the Buyer nor any of its affiliates has employed any investment banker, broker or finder or incurred any liability for any investment banking, financial advisory or brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby.


                                   ARTICLE IV

                            COVENANTS OF THE PARTIES
                            ------------------------

          Section IV.1.  Conduct of Business of the Company.  During the period
                         ----------------------------------
from the date of this Agreement to the Closing Date, the Parent and the U.S. Seller will cause the U.S. Company and each of the U.S. Company's Subsidiaries, and the Parent and the Sellers will cause the U.K. Company and each of the U.K. Company's Subsidiaries, in each case, to conduct its business and operations in the ordinary course consistent with past practice to preserve the business of each of the Companies and their Subsidiaries and to preserve the goodwill of customers, suppliers and others having business relations with the Companies and their Subsidiaries. Without limiting the generality of the foregoing, the Parent and the U.S. Seller will cause the U.S. Company and each of the U.S. Company's Subsidiaries, and the Parent and the Sellers will cause the U.K. Company and each of the U.K. Company's Subsidiaries, in each case, not to, prior to the Closing Date, without the prior consent of the Buyer:

          (a) Amend its certificate of incorporation or by-laws or articles of association;

          (b) Acquire or dispose of any property or assets other than in the ordinary course of business;

          (c) Enter into any employment, severance or similar contract or adopt any new, or amend any existing, employee benefit plan or agreement, or increase any compensation payable to officers or employees other than in the ordinary course of business;

          (d) Incur any indebtedness for borrowed money other than from the Parent or the Sellers or pursuant to any credit agreement which has been disclosed to the Buyer, issue any debt securities or assume, guarantee or endorse the obligations of any other persons other than in the ordinary course or mortgage or encumber any of their respective properties or assets other than immaterial Liens which do not restrict use or detract from value;

          (e) Take any action that would cause any of the representations or warranties of the Parent and the Sellers to be untrue;

          (f) Except as required by their terms, amend, terminate or renegotiate any Material Contract or any Government Contract or default (or take or omit to take any action that, with or without the giving of notice or passage of time, would constitute a default) in any of its obligations under any Material Contract or any Government Contract or enter into any new Material Contract or any new Government Contract or take any action that would jeopardize the continuance of its material supplier or customer relationships;

          (g) Terminate, amend or fail to renew any existing insurance coverage other than in the ordinary course of business;

          (h)  Terminate or fail to renew or preserve any material Permits;

          (i) Make any loan, guaranty or other extension of credit, or enter into any commitment to make any loan, guaranty or other extension of credit, to or for the benefit of any director, officer, employee or stockholder or any of their respective associates or affiliates other than in the ordinary course of business;

          (j) Other than cash dividends and other than the settlement of intercompany accounts in each case as contemplated by Section 1.8, declare, issue, make or pay any dividend or other distribution of assets, whether consisting of money, other personal property, real property or other thing of value, to its shareholders, or split, combine, dividend, distribute or reclassify any shares of its equity securities or authorize for issuance, issue or sell any additional shares of capital stock or any securities or obligations convertible into shares of capital stock or issue or grant any option, warrant or other right to purchase any shares of capital stock;

          (k) From and after the date hereof, (i) make any capital expenditures individually in excess of $250,000 or (ii) make or commit to make capital expenditures in excess of $2,000,000 in the aggregate;

          (l) Dispose of or permit to lapse any rights to the use of any Intellectual Property or dispose of or disclose any Intellectual Property not a matter of public knowledge;

          (m) Make any Tax election or make any change in any method or period of accounting or in any accounting policy, practice or significant procedure;

          (n) Merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, or otherwise acquire, any other business entity; or

          (o)  Agree or commit to take any of the foregoing actions.

          Section IV.2.  Access to Information.  (a)  To the extent permitted by
                         ---------------------
applicable Law and applicable national security regulations and restrictions, from the date of this Agreement to the Closing, the Parent and the Sellers will cause the Companies and the Companies' respective Subsidiaries to (i) give the Buyer and its authorized representatives access to all books, records, personnel, offices and other facilities and properties of the Companies, the Companies' respective Subsidiaries and their accountants as well as all Government Contracts of the Companies which have organizational conflict of interest or other similar provisions that would restrict or preclude the Buyer from providing products or services to any governmental entity or supplier thereto, (ii) permit the Buyer to make such copies and inspections thereof as the Buyer may reasonably request, (iii) cause the Companies' and the Companies' respective Subsidiaries' officers and employees to furnish the Buyer with such financial and operating data and other information with respect to the business and properties of the Companies and the respective Company's Subsidiaries as the Buyer may from time to time reasonably request, and permit the Buyer and its representatives access to the business plans for the Companies, (iv) permit the Buyer to conduct or cause to be conducted on any real property of the Companies or any of their Subsidiaries such soils and geological tests and environmental inspections, audits and tests (including the taking of soils and ground water samples) and such structural and other physical inspections as the Buyer shall deem necessary or useful in connection with the Stock Purchase, and (v) permit the Buyer to discuss the businesses of the Companies and their Subsidiaries with their respective directors, officers, employees, accountants and counsel as the Buyer considers necessary or appropriate for the purposes of familiarizing itself with such businesses, obtaining any necessary approvals of or permits for the transactions contemplated by this Agreement and conducting an evaluation of the organization and business of the Companies and their Subsidiaries, and permit the Buyer to discuss the businesses of the Companies and their Subsidiaries with their suppliers, customers and creditors as required by law or as mutually agreed to by the Buyer and the Parent for the purpose of obtaining necessary approvals of the transactions contemplated by this Agreement, provided, however, that any such access shall be conducted at the Buyer's
--------  -------
expense, at a reasonable time, under
the supervision of the Parent, the U.S. Seller, the U.K. Seller, the U.S. Company, the U.K. Company, the U.S. Company's Subsidiaries, the U.K. Company's Subsidiaries or their respective personnel and in such a manner as reasonably to maintain the confidentiality of this Agreement and the transactions contemplated hereby and not to interfere unreasonably with the operation of the business of the Parent, the Sellers, the Companies and the respective Company's Subsidiaries.

          (b) All such information and access shall be subject to the terms and conditions of the letter agreement (the "Confidentiality Agreement"), between the Buyer and the Parent, dated September 17, 1997.

          Section IV.3.  Consents; Cooperation.  (a)  Each of the Parent, the
                         ---------------------
Sellers and the Buyer shall, and the Parent and the Sellers shall cause each of the Companies and their Subsidiaries to, cooperate, and use its commercially reasonable efforts, to make all filings and obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties necessary to consummate the transactions contemplated by this Agreement, including under the H-S-R Act, the Exon-Florio Provisions and the NISPOM. In addition to the foregoing, the Parent shall obtain a release of any Liens on the Shares and the shares of capital stock of the Companies' respective Subsidiaries as well as a release of any Liens on the Intellectual Property assets of the Companies and their Subsidiaries. In addition to the foregoing, the Buyer agrees to provide such assurances as to financial capability, resources and creditworthiness as the Buyer may deem reasonably necessary to acquire the approval of any third party whose consent or approval is sought hereunder.

          (b) To the extent permitted by applicable law, including applicable national security regulations and restrictions and regulations pertaining to classified information, each of the parties hereto shall, in connection with the efforts referenced in Section 4.3(a) to obtain all requisite authorizations and approvals for the consummation of the Stock Purchase, use its commercially reasonable efforts to (i) keep the other parties, to the extent authorized by applicable national security regulations, informed in all material respects of any material communication received by such party from, or given by such party to, any governmental or regulatory authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding the Stock Purchase and
(ii) permit the other parties, to the extent authorized by national security regulations, to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, any governmental or regulatory authority or, in connection with any proceeding by a private party, with any other person, give the other parties the opportunity to attend and participate in such meetings and conferences.

          Section IV.4.  Commercially Reasonable Efforts.  Each of the Parent,
                         -------------------------------
the Sellers and the Buyer shall cooperate, and use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

          Section IV.5.  Public Announcements.  The Parent and the Buyer shall
                         --------------------
consult with each other prior to issuing any press release with respect to the transactions contemplated by this Agreement and shall not issue any such press release prior to such consultation unless required by law.

          Section IV.6.  Tax Matters.  (a)  The Parent will prepare and file, or
                         -----------
cause to be prepared and filed, Income Tax Returns of, or which include, the Companies and their respective Subsidiaries with respect to any Pre-Closing Period. In order to assist the Parent in the preparation of all Income Tax Returns that the Parent is required to prepare, the Buyer will prepare (or cause the Companies to prepare in accordance with prior practices) and deliver to the Parent, as soon as reasonably practical after their receipt of a request therefor from the Parent, all data (including but not limited to the annual tax reporting package) regarding the Companies and their respective Subsidiaries reasonably requested by the Parent that is necessary to prepare any Income Tax Return and properly report the operations of the Companies and their respective Subsidiaries thereon. The Buyer will prepare and file, or cause to be prepared and filed, Income Tax Returns of, or which include, the Companies and their respective Subsidiaries with respect to any Post-Closing Period (as defined below).

          (b) The Parent will pay or cause to be paid, for all Pre-Closing Periods (i) all Income Taxes of the Companies and their respective Subsidiaries,
(ii) Income Taxes of the Affiliated Group and (iii) all Taxes (other than Income Taxes) of the Companies and their respective Subsidiaries to the extent not adequately reserved for on the Closing Financial Statements. The Buyer will pay or cause to be paid, all Taxes of the Companies and their respective Subsidiaries for all taxable periods which do not constitute Pre-Closing Periods. In the case of a Straddle Period of the Companies and their respective Subsidiaries, Income Taxes for the entire taxable period shall be allocated to a deemed Pre-Closing Period using an interim closing-of-the-books method assuming that the deemed Pre-Closing Period ended as of the close of business on the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis shall be apportioned on a per diem basis, real property taxes shall be allocated in accordance with Section 164(d) of the Code, and allowable tax deductions attributable to payments made by the Companies and their respective Subsidiaries which amounts are allocable to the Parent shall be allocated to the Pre-Closing Period.

          (c) The Buyer will prepare and file, or cause to be prepared and filed, all Tax Returns required to be filed by the Companies and their respective Subsidiaries for Straddle Periods. The Buyer will notify the Parent of the Buyer's calculation of the Parent's share of the Taxes of the Companies or their respective Subsidiaries for any Straddle Period and provide to the Parent a copy of the Tax Return and the calculation of the split of the Tax liability of the Straddle Period between the Buyer and the Parent (the "Statement") no later than 30 days before the due date (including Extensions) for filing such Tax Return. The Buyer and the Parent will attempt to resolve in good faith any disagreement arising out of any Straddle Period Tax Return and/or the Statement. If any such dispute is not resolved, the matter will be resolved in accordance with Section 4.6(l) of this Agreement.

          (d) The Parent and the Buyer will not make an election under Section 338 of the Code (or any similar provision of the law of any country or Tax jurisdiction) with respect to the sale of the Shares of the U.S. Company pursuant to this Agreement. The Buyer in its sole discretion will decide whether to make an election under Section 338 of the Code (or any similar provision of the law of any country or Tax jurisdiction) with respect to the sale of the Shares of the U.K. Company pursuant to this Agreement.

          (e) The Buyer and Sellers agree to file all Tax Returns in conformance with the purchase price allocation specified in Section 1.1 of this Agreement.

          (f) The Buyer will pay or reimburse the Parent for all sales, use, transfer, stamp, conveyance, value added or other similar Taxes, duties, excise or governmental charges imposed by any Tax jurisdiction, and all recording fees, filing fees, notarial fees and other similar costs with respect to the transfer of the Shares; provided that the Parent will pay all Income Taxes of the Parent
               --------
and the Sellers attributable to either the Stock Purchase or any other receipt by the Parent or the Sellers of any amounts pursuant to Section 1.1.

          (g) The Sellers and the Buyer hereby agree that any amount of Taxes paid by a Seller to a Buyer constitutes a reduction in the Purchase Price of the Shares of the Company to which such payment relates. The Sellers and the Buyer hereby agree that any amount of Taxes paid by a Buyer to a Seller constitutes an increase in the Purchase Price of the Shares of the Company to which such payment relates. For purposes of this provision, the value of the common stock of the Parent (less exercise price) delivered to employees of the Companies and their respective Subsidiaries after the Closing Date upon the exercise of Parent stock options shall be considered a payment by the Sellers to the Buyer and the corresponding compensation deduction may be taken by the Companies and their respective Subsidiaries for the Post-Closing Period.

          (h) The Buyer will promptly notify the Parent in writing upon receipt by the Buyer of notice of any pending or threatened federal, state, local, or foreign Tax audits or assessments of the Companies or their respective Subsidiaries related to a Pre-Closing Period or Straddle Period and any pending or threatened federal, state, local or foreign Tax audits or assessments of the Buyer or any affiliate of the Buyer which may affect the Tax liabilities of the Companies or their respective Subsidiaries for Pre-Closing Periods or Straddle Period. The Parent will promptly notify the Buyer in writing upon receipt by the Parent or any affiliate of the Parent of notice of any pending or threatened federal, state, local, or foreign Tax audits or assessments from any Tax authority which may affect the Tax liabilities of the Companies or their respective Subsidiaries for periods which do not constitute Pre-Closing Periods.

          (i) The Parent or the Buyer will have the right to control any audit or determination by any Tax authority, to initiate any claim for refund or file any amended Tax Return, and to contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment of Taxes for any taxable period for which such party is required to file the Tax Return relating to such Tax. With respect to a Straddle Period, the Buyer shall not take any action that would affect the Tax liability for which the Parent is responsible without the Parent's consent, which consent will not be unreasonably withheld.

          (j) After the Closing Date, the Parent and the Buyer will cooperate fully, and will cause their respective affiliates to cooperate fully, and will provide assistance as may reasonably be requested, and cause their respective affiliates to provide assistance as may reasonably be requested, in connection with the preparation of any Tax Return, the conduct of any audit or the defense of any litigation or other proceeding with respect to any Tax liability of the Companies or their respective Subsidiaries for any period and shall retain, or shall cause to be retained, for the appropriate period any records or information that may be relevant to any such Tax Return or audit.

          (k) The Parent and its Subsidiaries will provide the Buyer, and the Buyer and its Subsidiaries will provide the Parent, with the right, at reasonable times and upon reasonable notice, to have access to, and to copy and use, any records or information which may be relevant for the taxable period for which the requesting party is charged with payment responsibility for Taxes under this Agreement in connection with the preparation of any Tax Returns, the conduct of any audits, the defense of any litigation with respect to any Tax liability, the filing of any claim for a refund of Tax or allowance of any Tax credit, or any judicial or administrative proceedings relating to liability for Taxes.

          (l) If the Parent or the Buyer disagree as to any matters governed by this Section 4.6 of the Agreement, the Parent and the Buyer will promptly consult with each other in an effort to resolve any such dispute. Any amounts not in dispute will be paid promptly, and any amount payable upon the resolution of a dispute will be paid to a bank account designated by the payee. If any such disagreement cannot be resolved within ten days after the Parent or the Buyer asserts in writing that such dispute cannot be resolved, the Parent and the Buyer will jointly select an independent accounting firm to act as an arbitrator to resolve the disagreement. The independent accounting firm's determination will be final and binding upon the parties and any fees and expense relating to the engagement of the independent accounting firm will be shared equally by the Parent and the Buyer.

          (m) Notwithstanding any other provision of this Agreement, the Parent and the Sellers shall indemnify and hold harmless the Buyer, the Companies, and their respective Subsidiaries and Successors against: (i) all Income Taxes paid or payable with respect to the Companies or their respective Subsidiaries for any Pre-Closing Period, including without limitation any liability for Income Taxes arising out of the inclusion of any of the Companies or their respective Subsidiaries in any consolidated or combined return of income required to be filed with any taxing authority; (ii) all Income Taxes paid with respect to the Parent, any of its Subsidiaries, and any member of the Affiliated Group (other than the Companies and their respective Subsidiaries) for any and all taxable periods; and (iii) all Taxes (other than Income Taxes) of the Companies and their respective Subsidiaries to the extent not adequately reserved for on the Closing Financial Statements. Any indemnification for Taxes (other than Income Taxes) pursuant to clause (iii) above shall be subject to Section 7.2(b)(i).
The Buyer shall indemnify and hold harmless the Parent and the Sellers against the Income Taxes required to be paid by the Buyer pursuant to Section 4.6(b). The covenants of the parties contained in this Section 4.6 shall survive the Closing Date and shall expire when all applicable statutes of limitations (including extensions thereof) have expired.

          (n) The Buyer or its Successors (as defined below) shall be entitled to all refunds and credits of all Taxes with respect to the Companies or their respective Subsidiaries for any Post-Closing Period. The Parent, the Sellers and their respective Subsidiaries shall, promptly after the receipt thereof, remit or cause to be remitted to the Buyer any refund of Tax received by the Parent, the Sellers, or their respective Subsidiaries to the extent that such refund relates to a Post-Closing Period. The Parent shall be entitled to all refunds and credits of all Taxes with respect to the Companies or their respective Subsidiaries for any Pre-Closing Period. The Buyer shall, promptly after the receipt thereof, remit or cause to be remitted to the Parent any refund of Tax received by the Buyer, the Companies, or their respective Subsidiaries to the extent that such refund relates to a Pre-Closing Period.

          (o) If an audit adjustment, amended return or amended assessment (collectively, an "Adjustment") shall be made, filed or assessed after the Closing Date for any period prior to the Closing Date, which causes an increase in the Tax liability of the Buyer, the Companies or any of their respective Subsidiaries or Successors in any period after the Closing Date, then, when and to the extent that the Buyer or such Company or any of its Subsidiaries or Successors realizes the Tax cost of such Adjustment, the Parent, the Sellers, their Subsidiaries and their Successors shall promptly pay to the Buyer a cash amount equal to the amount of the Tax cost realized by the Buyer, the Companies or any of their Subsidiaries or Successors. This subsection (o) shall be effective for so long as the periods prior to the Closing Date remain open to Adjustment.

          (p)  DEFINITIONS.
               -----------

               (i)  The term "Governmental Authority" shall mean any agency,
                              ----------------------
administrative body or instrumentality of the United States of America or elsewhere, including, without limitation any parish, county, district, municipality, state or foreign authority, or any other entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to, whether now or hereafter in effect.

               (ii)  The term "Post-Closing Period" shall mean a taxable period
                               -------------------
ending after the Closing Date.

               (iii)  The term "Pre-Closing Period" shall mean any tax period
                                ------------------
ending on or prior to the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period that ends on and includes the Closing Date.

               (iv)  The term "Straddle Period" shall mean a taxable year or
                               ---------------
taxable period of the Companies or their respective Subsidiaries which begins before the Closing Date and ends after the Closing Date.

               (v)  The term "Successor" shall mean a corporation, limited
                              ---------
liability company, partnership, limited partnership, or other legal entity which, through amalgamation, consolidation, merger, liquidation, or other legal succession becomes invested with the rights, and assumes the burdens of, a party to this Agreement or any Subsidiary thereof.

               (vi) The term "Tax" shall mean any federal, state, local, or
                              ---
foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

               (vii)  The term "Income Tax" shall mean all income and franchise
                                ----------
taxes, levies or other like assessments imposed by the United States or any state, local or foreign taxing jurisdiction, including any interest, penalty, or addition thereto, whether disputed or not.

               (viii)  The term "Tax Return" shall mean any return, declaration,
                                 ----------
report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

               (ix)  The term "Income Tax Return" shall mean any return,
                               -----------------
declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.


          Section IV.7.  The Buyer's Knowledge of Breach.  If prior to the
                         -------------------------------
Closing the Buyer shall have actual knowledge (but not constructive or imputed knowledge) that any representation and warranty of the Parent and the U.S. Seller, and, if applicable, the U.K. Seller contained in Article II shall not be true and correct in all material respects, the Buyer shall promptly notify the Parent and the Sellers of its knowledge, in reason-able detail, including the amount which the Buyer believes, based on the facts actually known by it, would be payable by the Parent and the Sellers pursuant to the indemnification provisions hereof without reference to any indemnification limitations set forth in Section 7.2 hereof.

          Section IV.8.  Employees; Employee Benefits.  (a)  On and after the
                         ----------------------------
Closing for a period of one year, the Buyer shall cause the Companies to provide their respective employees with salary and benefit plans, programs and arrangements no less favorable in the aggregate than those currently provided by the Buyer to its current employees in comparable lines of business with commensurate service and position. In addition, except as otherwise herein provided, the Buyer shall cause each Company to honor all employment agreements entered into by such Company.

          (b) If any employee of either Company becomes a participant in any employee benefit plan, practice or policy of the Buyer or any of its affiliates, such employee shall be given credit under such plan for all service prior to the Closing Date with the Companies, or any predecessor employer (to the extent such credit was given by such Company or such predecessor), and all service prior to the time such employee becomes such a participant, for purposes of eligibility and vesting and for all other purposes for which such service is either taken into account or recognized; provided, however, such service need not be credited to the extent it would result in a duplication of benefits. In addition, if any employee of either Company becomes a participant in any employee benefit plan, practice or policy of the Buyer or any of its affiliates, such employee shall be given credit under such plan for all copayments and deductibles made and preexisting condition exclusion periods satisfied (in whole or in part), prior to the Closing Date, to the extent such copayments, deductibles, and excluded periods are credited under the corresponding employee benefit plan of such Company.

          (c) The Buyer shall comply with the notice requirements set forth in the Worker Adjustment and Retraining Notification Act ("WARN Act") prior to effectuating within 90 days of the Closing (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment of the Companies, or (ii) a

"mass layoff" (as defined in the WARN Act) affecting any site of employment of the Companies.

                  (d) To protect the Buyer against any efforts by the Parent, the Sellers or any of their affiliates to cause employees of the Companies or their Subsidiaries to terminate their employment, each of the Parent and the Sellers agrees that for a period of two years following the Closing Date, neither the Parent nor any Seller nor any of their affiliates will, directly or indirectly (i) induce any employee of the Companies or their Subsidiaries with a then current compensation of more than $50,000 annually to leave any of the Companies or their Subsidiaries or to accept any other employment or position,
(ii) solicit or hire any such employee, unless such employee's employment with the Companies or their Subsidiaries is terminated by the Companies or their Subsidiaries; provided that nothing herein shall prevent the Parent or the Sellers from soliciting and hiring such employees pursuant to a general solicitation not specifically directed at such employees, or (iii) assist any other entity in hiring any such employee.

                  (e) Within 10 days after the date hereof, the Parent and the Sellers shall deliver to the Buyer a list of 100 to 150 key employees of the Companies. Within 30 days after the Buyer's receipt of such list, the Buyer, the Parent and the Sellers shall meet to discuss any possible changes to such list. The parties thereafter will work together to develop an incentive compensation arrangement for such employees that is designed to encourage them to remain with the Companies after the Closing. Once the parties have agreed upon such arrangement, the Parent and the Sellers agree to, and the Parent and the Sellers shall cause the Companies to, assist the Buyer in conveying and promoting the Buyer's incentive compensation offers to the individuals identified on such list.

                  (f) The Parent shall be responsible for the payment to employees of the Companies of any "success fees" in connection with the transactions contemplated by this Agreement which will be paid on the Closing Date, but shall not be obligated to pay any severance or other change of control fees to such employees.

                  (g) The Parent, the U.S. Company and the Buyer will enter into severance and related arrangements with John C. Holt, effective as of the Closing Date, on terms and conditions reasonably acceptable to the Parent and the Buyer, which terms will include the following: (i) the cancellation of all existing agreements between the Companies and their Subsidiaries, on the one hand, and Mr. Holt, on the other (including Mr. Holt's employment agreement with the U.S. Company and the Parent), (ii) if requested by the Buyer, Mr. Holt entering into a written consulting agreement with the Buyer to provide a reasonable level of consulting services, as an independent con-tractor (but in any event not to exceed three days per week in the first 90 days after Closing and five days per month thereafter, in each case, on a non-cumulative basis, the selection of which days shall be mutually agreeable to Mr. Holt and the Buyer), to the Buyer through December 31, 1998, and which provides Mr. Holt will report only to an executive officer of the U.S. Buyer, (iii) the U.S. Company paying to Mr. Holt, immediately after the Closing (with any deduction with respect thereto allocated to a Post-Closing Period), all amounts owed to Mr. Holt through the Closing Date pursuant to the Long Term Incentive Agreement ("EVA") dated as of February 29, 1996 between the U.S. Company and Mr. Holt and (iv) with respect to payments to Mr. Holt other than pursuant to clause (iii) above that may be negotiated in such severance and related arrangements, whether for services as a consultant to the Buyer or for salary, bonus, EVA, or otherwise, the U.S. Company shall be responsible for (and the Buyer will cause the U.S. Company to pay) up to $1,000,000 of such payments (payable as provided in the next sentence) and the Parent shall be responsible for (and will pay) any amounts in excess thereof. The aggregate payments of up to $1,000,000 by the U.S. Company shall be made as follows: with respect to the EVA, (x) the amount accrued under the EVA at Closing shall be paid immediately after the Closing (with any deduction with respect thereto allocated to a Post-Closing Period), (y) if the amount paid pursuant to (x) above is determined to be less than the amount Mr. Holt is entitled to based on the Closing Financial Statements as accepted by the parties, appropriate adjustment shall be made promptly after such acceptance of the Closing Financial Statements; and (z) all other amounts payable under the EVA for the period from Closing to December 31, 1998 shall be paid between August 1, 1998 and August 31, 1998; with respect to independent contractor compensation to be paid in the same amount as would have been earned as salary under Mr. Holt's employment contract if it had remained in existence, such payments shall be made on a periodic basis consistent with the U.S. Company's prior practice with respect to Mr. Holt's payment of salary under his employment agreement; and with respect to Mr. Holt's 1998 bonus, such bonus shall be paid in December 1998. The above payments for EVA and bonus shall be computed as if the U.S. Company had achieved its financial targets for 1998. All payments to Mr. Holt will be made net of payroll taxes and applicable withholdings.

                  Section IV.9.  Shareholders' Meeting.  (a)  The Parent, acting
                                 ---------------------
through its Board of Directors, shall, in accordance with applicable law:

                           (i) duly call, give notice of, convene and hold a special meeting of its shareholders as soon as practicable for the purpose of considering and taking action upon this Agreement;

                           (ii) prepare and file with the Securities and Exchange Commission ("SEC") a preliminary proxy statement relating to this Agreement and use its best efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with the Buyer, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and cause a definitive proxy statement (the "Proxy Statement") to be mailed to its shareholders and (y) to obtain the necessary approvals of this Agreement by its shareholders; and

                           (iii) subject to the fiduciary obligations of the Board of Directors under applicable law as advised by independent counsel, include in the Proxy Statement the recommendation of the Board of Directors that shareholders of the Parent vote in favor of the adoption of this Agreement.

                  (b) The Buyer agrees that it will promptly upon request provide the Parent with the information concerning the Buyer required to be included in the Proxy Statement.

                  Section IV.10.  Substitute Guaranty; Indemnity.
                                  ------------------------------

                  (a) The Parent has furnished the Buyer with a copy of the four guaranties (the "Parent Guaranty") given by the Parent to Lombard North Central plc and its affiliates ("Lombard") with respect to equipment leases to the Subsidiaries of the U.K. Company. As soon as reasonably practicable after the Closing, the Buyer agrees to provide a guaranty of the Buyer in respect of all of the Parent's obligations under the Parent Guaranty, substantially similar to the Parent Guaranty, and to use its commercially reasonable efforts to have Lombard (i) accept the substitute guaranty offered by the Buyer in full substitution for the Parent Guaranty and
(ii) release the Parent from all liability and all of its obligations under or with respect to the Parent Guaranty. From and after the Closing and until the Parent is fully released from all liability and all of its obligations under or with respect to the Parent Guaranty, the Buyer agrees to reimburse the Parent/Seller Indemnitees (as defined in Section 7.3(a)) for any obligations, costs and expenses incurred as a result of failure so to be fully released.

                  (b) The Parent has furnished the Buyer with a copy of the "comfort letter" dated March 31, 1997 (the "Comfort Letter") given by the Parent to its United Kingdom independent auditors ("Deloitte U.K.") with respect to the provision of adequate financial support to the U.K. Company and its Subsidiaries to ensure their ability to operate as going concerns until March 31, 1998. As soon as reasonably practicable after the Closing, the Buyer agrees to provide Deloitte U.K. a substitute comfort letter, and to use its commercially reasonable efforts to have Deloitte U.K. (i) accept the substitute comfort letter offered by the Buyer in full substitution for the Comfort Letter and (ii) release the Parent from all liability and all its obligations under or with respect to the Comfort Letter. From and after the Closing and until the Parent is fully released from all liabilities and all of its obligations under or with respect to the Comfort Letter, the Buyer agrees to reimburse the Parent/Seller Indemnities for any obligations, costs and expenses incurred as a result of failure so to be fully released.

                  Section IV.11. Notification of Certain Matters. (a) The Parent
                                 -------------------------------
and the Sellers shall give prompt notice to the Buyer of (i) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and (ii) any failure of the Seller to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. No such notification shall affect the representations or warranties of the Seller or the conditions of the Seller's obligations hereunder.

                  (b) The Parent and the Sellers shall furnish to the Buyer (i) as soon as available, and in any event within five business days after it is prepared, any report by either Company or any of its Subsidiaries for submission to its board of directors and the working papers related thereto and other operating or financial reports (including any projections and budgets) prepared for management of any of their respective businesses and the working papers related thereto, (ii) monthly and quarterly unaudited balance sheets, statements of operations and cash flow and changes in shareholders' equity for either Company, and (iii) such other reports as the Buyer may reasonably request relating to the Companies and their Subsidiaries. Each of the financial statements delivered pursuant to this Section 4.11(b) shall be prepared in accordance with GAAP consistently applied during the periods covered (except as disclosed therein), except that such financial statements may omit footnote disclosures required by GAAP to the extent the content thereof would not materially differ from those disclosures reported in the most recent audited period and year-end adjustments. Each of the financial statements delivered pursuant to this Section 4.11(b) shall be accompanied by a certificate of the respective chief financial officers of the Parent and the relevant Company to the effect that such financial statements present fairly the financial condition and results of operations of such Company and its Subsidiaries for the periods covered and reflect all adjustments (which consist only of normal recurring adjustments not material in amount) necessary for a fair presentation.

                  Section IV.12. Prior Knowledge. If the Buyer had actual
                                 ---------------
knowledge (but not constructive or imputed knowledge) prior to the execution of this Agreement that any representation or warranty of the Parent or the Sellers contained in Article II was not true and correct in all material respects as of the date hereof, the Buyer may not assert such breach of a representation and warranty (x) as a basis not to consummate the transactions contemplated hereby,
(y) as a basis for an indemnification claim under Article VII, or (z) in any respect against the directors, officers, employees, affiliates, controlling persons, agents, advisors or representatives of the Parent or the Sellers.

                  Section IV.13. Supplemental Disclosure. The Parent and the
                                 -----------------------
Sellers shall have the right and the obligation from time to time prior to the Closing to supple-
ment or amend the Disclosure Schedule with respect to any matter hereafter arising or discovered which if existing or known at the date of this Agreement would have been required to be set forth or described in such Disclosure Schedule; provided, however, that such amended Disclosure Schedule shall be
          --------  -------
provided to the Buyer no later than five business days prior to the Closing Date. Any such supplemental or amended disclosure shall not be deemed to have cured any breach of any representation or warranty made in this Agreement for purposes of Article VII. However, if in the aggregate the matters included in all such supplemental or amended disclosures would reasonably be expected to have a Company Material Adverse Effect, the condition to the Buyer's obligation to consummate the transactions set forth in Section 5.3(a) will be deemed not to be satisfied.

                  Section IV.14. Noncompetition. (a) The Parent and the Sellers
                                 --------------
agree that after the Closing the Buyer, the Companies and their Subsidiaries shall be entitled to the goodwill and going concern value of the business of the Companies and their Subsidiaries and to protect and preserve the same to the maximum extent permitted by law. The Parent and the Sellers also acknowledge that their management contributions to the business of the Companies and their Subsidiaries have been uniquely valuable and involve proprietary information that would be competitively unfair to make available to any competitor of the Companies or their Subsidiaries. For these and other reasons and as an inducement to the Buyer to enter into this Agreement, the Parent and the Sellers each agrees that for a period of three years after the Closing Date neither the Parent nor either Seller will, directly or indirectly, for its own benefit or as agent for another carry on or participate in the ownership, management or control of, or the financing of, or be employed by, or consult for or otherwise render services (in the same lines of business in which the Companies or its Subsidiaries are in as of the Closing Date) to, or allow its name or reputation to be used in or by any other present or future business enterprise that competes with the Buyer or the Companies or their Subsidiaries in activities in which any of the Companies or their Subsidiaries is engaged as of the Closing Date; provided, however, that nothing herein shall prohibit the Parent and the
      --------  -------
Sellers and their Subsidiaries other than the Companies and their Subsidiaries from engaging in any businesses in which they are involved in as of the Closing Date or from providing information technology services to the financial industry.

                  (b) Nothing contained herein shall limit the right of the Parent or either Seller as an investor to hold and make investments in securities of any corporation or limited partnership that is registered on a national securities exchange or admitted to trading privileges thereon or actively traded in a generally recognized over-the-counter market, provided the equity interest of the Parent and the Sellers therein in the aggregate does not exceed 5% of the outstanding shares or interests in such corporation or partnership.

                  (c) If this Section 4.14 is more restrictive than permitted by the Laws of the jurisdiction in which the Buyer seeks enforcement hereof, this
Section 4.14 shall be limited to the extent required to permit enforcement under such Laws.

                  Section IV.15. Nondisclosure of Proprietary Data. Neither the
                                 ---------------------------------
Parent, nor either Seller shall, at any time, make use of, divulge or otherwise disclose, directly or indirectly, any trade secret or other proprietary data (including any customer list, record or financial information) concerning the business or policies of the Companies or their Subsidiaries that the Parent or the Sellers may have learned as a shareholder, employee, officer or director of the Companies or their Subsidiaries. In addition, neither the Parent nor the Sellers shall make use of, divulge or otherwise disclose, directly or indirectly, to persons other than the Buyer, any confidential information concerning the business or policies of the Companies or their Subsidiaries which may have been learned in any such capacity. Notwithstanding the foregoing, this
Section 4.15 shall not apply to any work performed by the U.S. Company on behalf of the Parent or any of its Subsidiaries or affiliates including work for which such party for which licenses were granted. Notwithstanding the foregoing, the Parent, the Sellers, any of their affiliates or representatives shall have no obligation hereunder for that portion of such confidential information which is independently developed by or for any of them, which is rightfully received by any of them from a third party, is disclosed by the Companies or their Subsidiaries to others without any restriction on use and disclosure, is approved for release after the Closing by written consent of the Companies or their Subsidiaries or is generally publicly available.

                  Section IV.16. Inconsistent Agreements. The Parent and the
                                 -----------------------
Sellers will not, either directly or indirectly, through the Companies, their Subsidiaries or otherwise, initiate, solicit or encourage, and will use its best efforts to cause all of its directors, officers, employees and agents not to initiate, solicit or encourage, any inquiry, offer or proposal with respect to, or furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, merger, tender or exchange offer or other form of business combination, or any acquisition or disposition of all or any substantial part of the assets or the stock or other securities of the Companies or any of their Subsidiaries. The Parent and the Sellers will promptly notify the Buyer of the details of any discussions with or proposal or offer from any other person relating to an acquisition, merger, tender or exchange offer or other form of business combination involving any Company, any of their Subsidiaries or any of their respective securities or substantial assets or any other proposal, the acceptance of which would be inconsistent with the consummation of this Agreement in accordance with its terms. With respect to any party to whom information regarding the Companies and their Subsidiaries was furnished prior to the date hereof pursuant to a confidentiality agreement, the Parent shall instruct each of such entities to destroy such information. At the Closing, if requested by the Buyer, the Parent will assign all of its rights under such confidentiality agreements to the Buyer.

                  Section 4.17. Redemption of Parent Notes. Simultaneously with
                                --------------------------
the Closing, the Parent shall cause to be issued a notice of redemption of all of its outstanding 8-3/4% Senior Notes Due October 15, 2000 and shall redeem all such Notes in accordance with the terms of the Indenture dated as of October 18, 1993.

                                   ARTICLE V

               CONDITIONS TO CONSUMMATION OF THE STOCK PURCHASE
               ------------------------------------------------

                  Section V.1. Conditions to Each Party's Obligations to
                               -----------------------------------------
Consummate the Stock Purchase. The respective obligations of each party to
-----------------------------
consummate the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a) This Agreement shall have been approved and adopted by the requisite vote of the Parent's shareholders; and

                  (b) No statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory entity which prohibits the consummation of the Stock Purchase; and

                  (c) There shall not be any suit, action, investigation, inquiry or other proceeding instituted, pending or threatened by any governmental or other regulatory or administrative agency or commission (i) challenging or seeking to make illegal or otherwise directly or indirectly restrain or prohibit or make materially more costly the consummation of the transactions contemplated hereby, or seeking to obtain material damages in connection with such transactions; or (ii) which constitutes a Company Material Adverse Effect, and no order shall have been issued which would have the effect of or require anything set forth in clause (i) or clause (ii) above; and

                  (d) Any waiting periods applicable to the transactions contemplated by this Agreement under applicable U.S. antitrust or trade regulation laws and regulations, including, without limitation, under the H-S-R Act, shall have expired or been terminated; and

                  (e) All consents, approvals, orders and Permits of, and registrations, declarations and filings with, any governmental authority that shall be legally required in order to enable the Parent, the Sellers and the Buyer to consummate the transactions contemplated hereby, including under the H-S-R Act, the Exon-Florio Provisions and the NISPOM, shall have been made or obtained.

                  Section V.2. Further Conditions to the Parent's and the
                               ------------------------------------------
Sellers' Obligations. The obligation of the Parent and the Sellers to consummate
--------------------
the transactions contemplated hereby are further subject to satisfaction or waiver of the following conditions:

                  (a) The representations and warranties of the Buyer contained in Article III of this Agreement shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for representations and warranties which are as of a different date or period which shall be true and correct in all material respects as of such other date or period; and

                  (b) The Buyer shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing; and

                  (c) The Parent and the Sellers shall have received a certificate of an authorized officer of the Buyer to the effect that the conditions in paragraphs (a) and (b) of this Section 5.2 have been satisfied; and

                  (d) The IT Services Agreement shall have been entered into by the parties thereto.

                  Section V.3. Further Conditions to the Buyer's Obligations.
                               ---------------------------------------------
The obligation of the Buyer to consummate the transactions contemplated hereby are further subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

                  (a) The representations and warranties of the Parent and the Sellers contained in Article II of this Agreement shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for representations and warranties which are as of a different date or period which shall be true and correct in all material respects as of such other date or period; and

                  (b) The Parent and the Sellers shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing; and

                  (c) Releases shall have been obtained with respect to any Liens on the Shares or the shares of capital stock of the Companies' respective Subsidiaries as well as a release of any Liens on the Intellectual Property assets of the Companies and their Subsidiaries; and

                  (d) The Parent and the Sellers shall have obtained all material third-party consents listed in Section 2.6 of the Disclosure Schedule required for the consummation of the transactions contemplated by this Agreement; and

                  (e) The Parent and the Sellers shall have provided the Buyer with all of the documents required by Section 1.4 to be delivered at Closing by the Sellers; and

                  (f) The Buyer shall have entered into employment agreements with R. Evan Hineman and with at least five of the other seven key employees identified in Section 5.3 of the Disclosure Schedule, substantially in the form attached hereto as Exhibit 5; and
                   ---------

                  (g) Since the date of this Agreement, none of the Companies nor their Subsidiaries shall have suffered a change or changes in its business or financial condition that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and

                  (h) The Parent, the U.S. Company and John C. Holt shall have entered into severance arrangements upon the terms set forth in Section 4.8(g); and

                  (i) The Buyer shall have received a certificate of an authorized officer of each of the Parent and the Sellers to the effect that the conditions in paragraphs (a), (b), (c), (d) and (g) of this Section 5.3 have been satisfied.

                  Section V.4. Materiality of Conditions. Notwithstanding
                               -------------------------
anything contained herein, no condition involving performance of agreements by the Parent, the Sellers or the Companies, on the one hand, or the Buyer, on the other, or the accuracy of representations and warranties made by the Parent and the Sellers, on the one hand, or the Buyer, on the other, as of the date hereof or the Closing Date or any other date or period shall be deemed not fulfilled, and the Buyer or the Parent and the Sellers, as the case may be, shall not be entitled to fail to consummate the transactions contemplated by this Agreement or terminate this Agreement on such basis, if (i) the nonperformance of such agreements was unintentional and (ii) if the respects in which such agreements have not been performed or the representations and warranties are untrue, would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect or a Buyer Material Adverse Effect, as the case may be.

                                  ARTICLE VI

                          TERMINATION AND ABANDONMENT
                          ---------------------------

                  Section VI.1.  Termination.  This Agreement may be terminated
                                 -----------
and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

                  (a) By mutual written consent of the Parent, the Sellers and the Buyer; or

                  (b) By the Parent, the Sellers or the Buyer at any time after April 30, 1998 if the Closing shall not have occurred by such date; provided, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur by such date; or

                  (c) By the Parent, the Sellers or by the Buyer, if any governmental entity of competent jurisdiction shall have issued an order, decree or ruling or taken other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (d) By the Buyer by written notice to the Sellers if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligations of the Buyer to consummate the transactions contemplated by this Agreement as set forth in Section 5.3; or

                  (e) By the Sellers by written notice to the Buyer if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligations of the Sellers to consummate the transactions contemplated by this Agreement as set forth in Section 5.2.

                  Section VI.2. Procedure for and Effect of Termination. In the
                                ---------------------------------------
event of termination of this Agreement and abandonment of the transactions contemplated hereby by the parties hereto pursuant to Section 6.1 hereof, written notice thereof shall be given by a party so terminating to the other parties and this Agreement shall forthwith terminate. If this Agreement is terminated pursuant to Section
6.1 hereof:

                  (a) Each party shall redeliver all documents, work papers and other materials of the other parties relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, and all confidential information received by any party hereto with respect to the other party shall be treated in accordance with the Confidentiality Agreement and Section 4.2(b) hereof;

                  (b) All filings, applications and other submissions made pursuant hereto shall, and to the extent practicable, be withdrawn from the agency or other person to which made; and

                  (c) There shall be no liability or obligation hereunder on the part of the Parent, the Sellers or the Buyer or any of their respective directors, officers, employees, affiliates, controlling persons, agents or representatives, except that the Parent, the U.S. Seller, the U.K. Seller or the Buyer, as the case may be, may have liability to the other parties if the basis of termination is a breach by the Parent, the U.S. Seller, the U.K. Seller or the Buyer, as the case may be, of one or more of the provisions of this Agreement, and except that the obligations provided for in Section 4.5, this
Section 6.2 and Article VIII hereof shall survive any such termination.

                  (d) Notwithstanding clause (c), if this Agreement or the transactions contemplated hereby are terminated by reason of (x) the failure by the Parent to obtain release of any Lien on the Shares or the Intellectual Property assets of the Companies and their Subsidiaries or (y) a determination by the Board of Directors of the Parent to change its recommendation to the shareholders of the Parent, the U.S. Seller shall promptly (and in any event within five days after such event) pay to the Buyer, in immediately available funds, the sum of (a) all reasonable out-of-pocket expenses and fees of the Buyer (including all fees, expenses and disbursements of counsel, accountants, investment bankers and other representatives of the Buyer) incurred by the Buyer or on its behalf in connection with the transactions contemplated by this Agreement and the negotiation, preparation, execution or performance of this Agreement and any related investiga-tions of the Parent, the Sellers, the Companies and their Subsidiaries and (b) an amount equal to $12,000,000.

                                  ARTICLE VII

                         SURVIVAL AND INDEMNIFICATION
                         ----------------------------

                  Section VII.1. Survival Periods. (a) All representations and
                                 ----------------
warranties of the parties contained in this Agreement shall survive the Closing until 18 months following the Closing Date (the "Survival Period") but, except as provided in Section 6.2(c) hereof, shall not survive any termination of this Agreement. The parties intend to shorten the statute of limitations and agree that no claims or causes of action may be brought against the Parent, the Sellers or the Buyer based upon, directly or indirectly, any of the representations, warranties or agreements contained in Articles II and III hereof after the Survival Period or, except as provided in Section 6.2(c) hereof, any termination of this Agreement. This Section 7.1 shall not limit any covenant or agreement of the parties which contemplates performance after the Closing, including the covenants and agreements set forth in Sections 4.3, 4.6, 4.8, 4.10, 4.11, 4.14, 4.15 and 4.17 hereof.

                  (b) Notwithstanding anything in this Section 7.1 to the contrary, the representations and warranties made by the Parent and the Sellers relating to Income Taxes in Section 2.13 shall survive the Closing Date and shall expire when all applicable statutes of limitations (including extensions thereof) have expired. The representations and warranties made by the Parent and the Sellers relating to Taxes other than Income Taxes expire at the end of the Survival Period.

                  Section VII.2. Parent's and the Sellers' Agreement to
                                 --------------------------------------
Indemnify. (a) Subject to the terms and conditions set forth herein, from and
---------
after the Closing, the Parent and the Sellers shall jointly and severally indemnify and hold harmless the Buyer and its directors, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns (collectively, the "Buyer Indemnitees") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively "Buyer Damages") asserted against or incurred by any Buyer Indemnitee as a result of or arising out of (i) a breach by the Parent or the Sellers of any representation or warranty contained in this Agreement when made or at and as of the Closing Date (or at and as of such different date or period specified for such representation or warranty) as though such representation or warranty were made at and as of the Closing Date (or such different date or period), (ii) the merger of Westmark Insurance Services, Inc. into the U.S. Company (including the liabilities of Westmark Insurance Services, Inc.); and (iii) the conduct of the business of the Parent, the Sellers and any of their Subsidiaries other than the Companies and the Companies' Subsidiaries as conducted on the Closing Date.

                  (b) The Parent's and the Sellers' obligation to indemnify the Buyer Indemnitees pursuant to Section 7.2(a) is subject to the following limitations:

                  (i) No indemnification shall be made by the Parent and the Sellers unless the aggregate amount of Buyer Damages exceeds $1,500,000 and, in such event, indemnification shall be made by the Parent and the Sellers only to the extent Buyer Damages exceed $1,500,000; provided,
                                                                     --------
         however, that the indemnity provided for in Section 7.2(a)(ii) and
         -------
         (iii) shall not be subject to this Section 7.2(b)(i) or any time limitation.

                  (ii) In no event shall the Parent's and the Sellers' aggregate obligation to indemnify the Buyer Indemnitees exceed $100,000,000;

                  (iii) The amount of any Buyer Damages shall be reduced by (A) any amount received by a Buyer Indemnitee with respect thereto under any insurance coverage or from any other party alleged to be responsible therefor and (B) the amount of any Tax benefit available to the Buyer Indemnitee relating thereto. The Buyer Indemnitees shall use reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If a Buyer Indemnitee receives an amount under insurance coverage or from such other party with respect to Buyer Damages at any time subsequent to any indemnification provided by the Parent and the Sellers pursuant to this Section 7.2, then such Buyer Indemnitee shall promptly reimburse the Parent and the Sellers, as the case may be, for any payment made or expense incurred by the Parent and the Sellers in connection with providing such indemnification up to such amount received by the Buyer Indemnitee; and

                  (iv) The Parent and the Sellers shall be obligated to indemnify the Buyer Indemnitees only for those claims giving rise to Buyer Damages as to which the Buyer Indemnitees have given the Parent and the Sellers written notice thereof prior to the end of the Survival Period. Any written notice delivered by a Buyer Indemnitee to the Parent and the Sellers with respect to Buyer Damages shall set forth with reasonable specificity the basis of the claim for Buyer Damages and a reasonable estimate of the amount thereof.

                  Section VII.3. The Buyer's Agreement to Indemnify. (a) Subject
                                 ----------------------------------
to the terms and conditions set forth herein, from and after the Closing, the Buyer shall indemnify and hold harmless the Parent and the Sellers and their directors, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns (collectively, the "Parent/Seller Indemnitees") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Parent/Seller Damages") asserted against or incurred by any Parent/Seller Indemnitee as a result of or arising out of a breach of any representation or warranty contained in Article III of this Agreement when made or at and as of the Closing Date (or at and as of such different date or period specified for such representation or warranty) as though such representation and warranty were made at and as of the Closing Date (or such different date or period).

                  (b) The Buyer's obligation to indemnify the Parent/Seller Indemnitees pursuant to Section 7.3(a) hereof is subject to the following limitations:

                  (i) No indemnification shall be made by the Buyer unless the aggregate amount of Parent/Seller Damages exceeds $1,500,000 and, in such event, indemnification shall be made by the Buyer only to the extent that the aggregate amount of Parent/Seller Damages exceed $1,500,000;

                  (ii) In no event shall the Buyer's aggregate obligation to indemnify the Parent/Seller Indemnitees exceed $100,000,000;

                  (iii) The amount of any Parent/Seller Damages shall be reduced by (A) any amount received by a Parent/Seller Indemnitee with respect thereto under any insurance coverage or from any other party alleged to be responsible therefor and (B) the amount of any Tax benefit available to the Parent/Seller Indemnitee relating hereto. The Parent/Seller Indemnitees shall use reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If a Parent/Seller Indemnitee receives any amount under insurance coverage or from such other party with respect to Parent/Seller Damages at any time subsequent to any indemnification provided by the Buyer pursuant to this Section 7.3, then such Parent/Seller Indemnitee shall promptly reimburse the Buyer, as the case may be, for any payment made or expense incurred by the Buyer in connection with providing such indemnification up to such amount received by the Parent/Seller Indemnitee; and

                  (iv) The Buyer shall be obligated to indemnify the Parent/Seller Indemnitees only for those claims giving rise to Parent/Seller Damages as to which the Parent/Seller Indemnitees have given the Buyer written notice thereof prior to the end of the Survival Period. Any written notice delivered by a Parent/Seller Indemnitee to the Indemnifying Party with respect to Parent/Seller Damages shall set forth with specificity the basis of the claim for Parent/Seller Damages and a reasonable estimate of the amount thereof.

                  (c) From and after the Closing, the Buyer shall indemnify and hold harmless, to the fullest extent permitted by law, the Parent, the directors and officers of the Parent both in their capacities as directors and/or officers of the Parent, or any subsidiaries or affiliates of the Parent and as individuals, and the successors and assigns of the above (the "Bradley Indemnitees"), from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) asserted against or incurred by any Bradley Indemnitee as a result of or arising out of the acquisition of the U.S. Company by the Parent and which was or is the subject matter of the Bradley v. Gelb et al. litigation brought in Middlesex
                      ----------------------
Superior Court in 1992 or the settlement thereof including but not limited to any claims for indemnification in connection with such matter (collectively, the "Bradley Damages"). If so requested by a Bradley Indemnitee, the Buyer shall pay or advance (within ten business days of such request) any and all reasonable expenses which shall include attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with defending, being a witness in or participating in, or preparing to defend, be a witness in or participate in, any threatened, pending or completed action, suit, proceeding, inquiry or investigation involving the Bradley Damages; provided that each such requesting Bradley Indemnitee agrees to cooperate fully and provide reasonable assistance to the Buyer in connection with the claims regarding the Bradley Damages. Notwithstanding anything in this Article VII to the contrary, in the event of a claim for indemnification pursuant to this Section 7.3(c), the Buyer shall be permitted to undertake the defense thereof on behalf of itself and such indemnitees by counsel of its own choosing, which counsel shall be satisfactory to the Bradley Indemnitee(s) in their reasonable discretion, provided that if in
                                                             --------
the Bradley Indemnitee(s)' judgment, upon advice of counsel reasonably acceptable to the Buyer, a conflict of interest may exist between the Buyer or its Subsidiaries and any Bradley Indemnitee with respect to such a claim regarding Bradley Damages, such Bradley Indemnitee(s) shall be entitled to select counsel of their own choosing, in which event the Buyer shall be obligated to pay the reasonable fees and expenses of such counsel; provided,
                                                                   --------
further, that the Bradley Indemnitees may select only one counsel to represent
-------
all Bradley Indemnitees in such action. Notwithstanding anything in this Article VII to the contrary, no Bradley Indemnitee shall, without the Buyer's consent, settle any claim relating to the Bradley Damages. The indemnity provided for in this paragraph shall not be subject to Section 7.3(b)(i) or any time limitation.

                  (d) In the event the purchase price allocation as set forth in
Section 1.1 is challenged by the United States or any state, county, local or foreign taxing authority, the Buyer will fully and promptly indemnify and hold harmless the Sellers for any increase in Taxes paid by the Sellers as a result of any reallocation of the purchase price allocation, including interest, penalties, and other additions, and for the cost of all reasonable outside legal and Tax services with respect to such Taxes. The Sellers will cooperate at the Buyer's request in contesting and defending against any such challenges, and the Buyer will pay all additional fees, costs and Taxes, including interest and penalties, incurred by the Buyer as a result of such action. The indemnity provided for in this paragraph shall not be subject to
Section 7.3(b)(i) and shall be subject only to the applicable statute of limitations.

                  Section VII.4. Third Party Indemnification. The obligations of
                                 ---------------------------
the Parent and the Sellers to indemnify the Buyer Indemnitees under Section 7.2 hereof with respect to Buyer Damages and the obligations of the Buyer to indemnify the Parent/Seller Indemnitees under Section 7.3 hereof with respect to Parent/Seller Damages and to indemnify the Bradley Indemnitees with respect to Bradley Damages, in either case resulting from the assertion of liability by third parties (each, as the case may be, a "Claim"), will be subject to the following terms and conditions:

                  (a) Promptly after acquiring knowledge of any claim in respect of which a party (the "Indemnified Party") may seek indemnification from the other party (the "Indemnifying Party") hereunder, the Indemnified Party shall give written notice thereof to the Indemnifying Party describing such claim and demanding indemnification hereunder. Notwithstanding the foregoing, failure to provide the aforementioned notice will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party under this Agreement, except to the extent that (i) such failure to provide notice causes the amounts paid by the Indemnifying Party to be greater than they would have been had such notice been given on a reasonably timely basis; or (ii) such notice is not delivered to the Indemnifying Party prior to the expiration of any applicable survival period, if any, under Section 7.1. The Indemnifying Party will be entitled to assume control of the defense of any claim, and to settle or compromise such claim in its discretion, subject to the consent of the Indemnified Party which consent will not be unreasonably withheld or delayed. After written notice by the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of any such action, the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. Notwithstanding anything in this Section

7.4 to the contrary, if (i) the Indemnifying Party does not promptly assume control of the defense of such action as provided in this Section 7.4 or (ii) the Indemnified Party reasonably believes and so notifies the Indemnifying Party in writing that the claim, even if indemnified for, materially and adversely will affect its business, financial condition or results of operations, the Indemnified Party shall have the right to defend such action in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party and the Indemnifying Party will promptly reimburse the Indemnified Party therefor (subject, if applicable, to the limitations contained in Sections 7.2(b) and 7.3(b)).

                  (b) Any amounts to which the Indemnified Party is entitled under this Article VII shall be paid by the Indemnifying Party within ten days following a request therefor.

                  (c) Anything in this Section 7.4 to the contrary notwithstanding, the Indemnifying Party shall not enter into any settlement or compromise of any action, suit or proceeding or consent to the entry of any judgment (i) which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Parent/Seller Indemnitee or the Buyer Indemnitee, as the case may be, of a written release from all liability in respect of such action, suit or proceeding or (ii) for other than monetary damages to be borne by the Indemnifying Party, without the prior written consent of the Parent/Seller Indemnitee or the Buyer Indemnitee, as the case may be, which consent shall not be unreasonably withheld.

                  (d) The Indemnifying Party and the Indemnified Party shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to this Article VII, including by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

                  Section VII.5. No Set-Off. Neither the Buyer nor the Parent
                                 ----------
and the Sellers shall have any right to set-off any Buyer Damages or Parent/Seller Damages, respectively, against any payments to be made by any of them pursuant to this Agreement, the IT Services Agreement or otherwise.

                  Section VII.6. Insurance. The indemnifying party shall be
                                 ---------
subrogated to the rights of the indemnified party in respect of any insurance relating to damages to the extent of any indemnification payments made hereunder.

                  Section VII.7. No Duplication. Any liability for
                                 --------------
indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement.


                                 ARTICLE VIII

                           MISCELLANEOUS PROVISIONS
                           ------------------------

                  Section VIII.1. Amendment and Modification. This Agreement may
                                  --------------------------
be amended, modified or supplemented at any time by the parties hereto, pursuant to an instrument in writing signed by all parties.

                  Section VIII.2. Extension; Waiver. At any time prior to the
                                  -----------------
Closing Date, the party entitled to the benefit of any respective term or provision hereof may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party entitled to the benefits of such extended or waived term or provision.

                  Section VIII.3. Entire Agreement; Assignment. This Agreement
                                  ----------------------------
(including the Disclosure Schedule), the IT Services Agreement, the Confidentiality Agreement and the Voting Agreements (a) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and (b) shall not be assigned, by operation of law or otherwise, by a party hereto, without the prior written consent of the other parties except that the Buyer may assign any or all of its rights hereunder (including its rights under

Article VII) to one or more wholly-owned subsidiaries of the Buyer.

                  Section VIII.4. Severability. The invalidity or
                                  ------------
unenforceability of any term or provision of this Agreement in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction and the remaining terms and provisions shall remain in full force and effect, unless doing so would result in an interpretation of this Agreement which would deprive a party of the material benefits intended hereby.

                  Section VIII.5. Notices. Unless otherwise provided herein, all
                                  -------
notices and other communications hereunder shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service. Such notices and communications shall be sent to the appropriate party at its address or facsimile number given below or at such other address or facsimile number for such party as shall be specified by notice given hereunder (and shall be deemed given upon receipt by such party or upon actual delivery to the appropriate address, or, in case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error; in the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above, provided however, that such mailing shall in no way alter the time at which the
-------- -------
facsimile notice is deemed received):

                  (a)  if to the Parent and the Sellers, to

                               Primark Corporation
                               1000 Winter Street
                               Suite 4300N
                               Waltham, Massachusetts  02154
                               Telecopy: (617) 890-6129
                               Attention:   Joseph E. Kasputys,
                                            Chairman, President and
                                            Chief Executive Officer
                               with a copy to

                               Primark Corporation
                               1000 Winter Street
                               Suite 4300N
                               Waltham, Massachusetts  02154
                               Telecopy: (617) 890-6129
                               Attention:   Michael R. Kargula, Esq.
                                            Executive Vice President,
                                            General Counsel and
                                            Secretary

                               and with a copy to

                               Skadden, Arps, Slate, Meagher & Flom LLP
                               1440 New York Avenue, N.W.
                               Washington, D.C.  20005
                               Telecopy:  (202) 393-5760
                               Attention:  Stephen W. Hamilton, Esq.

                  (b)  if to the Buyer, to

                               Litton Industries, Inc.
                               21240 Burbank Boulevard
                               Woodland Hills, California 91367
                               Telecopy:(818) 598-2025
                               Attention:  John E. Preston, Esquire
                                           Senior Vice President and
                                           General Counsel

                               with a copy to

                               O'Melveny & Myers LLP
                               555 13th Street, N.W.
                               Washington, DC 20004-1109
                               Telecopy:   (202) 383-5414
                               Attention:  David G. Pommerening, Esq.

                  Section VIII.6. Governing Law; Arbitration. (a) This Agreement
                                  --------------------------
shall be governed by, enforced under and construed in accordance with the laws of the State of Massachusetts, without giving effect to any choice or conflict of law provision or rule thereof.

                   (b) Except as specifically provided for elsewhere in this Agreement, all claims and controversies arising out of or in connection with this Agreement shall be subject to binding arbitration by a single arbitrator in accordance with the commercial arbitration rules of the

American Arbitration Association ("AAA") or the existing Rules of Practice and Procedures of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"). Any arbitration initiated by the Buyer shall occur in Massachusetts, and any judgment on the award rendered in such arbitration shall be entered in any Massachusetts state or federal court having jurisdiction. Any arbitration initiated by the Parent or any Seller shall occur in California, and any judgment on the award rendered in such arbitration shall be entered in any California state or federal court having jurisdiction The party filing the arbitration shall have the right to select either AAA or JAMS. The parties shall be entitled to discovery in accordance with the provisions of New York law. The prevailing party in any arbitration proceeding hereunder as determined by the arbitrator or in any legal proceedings or actions arising from or in connection with this Agreement shall be entitled to recover reasonable attorneys' fees and costs. Nothing herein shall prohibit a party from seeking equitable relief in a court of law to maintain the status quo while an arbitration is pending hereunder. The parties agree that the arbitrator shall not have the right to award punitive damages.

                  Section VIII.7. Descriptive Headings. The descriptive headings
                                  --------------------
herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.

                  Section VIII.8. Counterparts. This Agreement may be executed
                                  ------------
in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section VIII.9. Fees and Expenses. Whether or not this
                                  -----------------
Agreement and the transactions contemplated hereby are consummated, and except as otherwise expressly set forth herein including Section 6.2(d), all costs and expenses (including legal and financial advisory fees and expenses) incurred in connection with, or in anticipation of, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. The Buyer hereby waives compliance by the Parent and the Sellers with any applicable bulk transfer laws (including any so-called "tax bulk sales provisions"). Each of the Parent and the Sellers, on the one hand, and the Buyer, on the other hand, shall indemnify and hold harmless the other party from and against any and all claims or liabilities for financial advisory and finders' fees incurred by reason of any action taken by such party or otherwise arising out of the transactions contemplated by this Agreement by any person claiming to have been engaged by such party.

                  Section VIII.10. Knowledge. The phrase "to the knowledge of
                                   ---------
the Parent" or any similar phrase shall mean and be limited to the actual (but not constructive or imputed) knowledge of Joseph E. Kasputys, Stephen H. Curran, John C. Holt, Michael R. Kargula and William S. Swift who shall make reasonable written inquiry of Robert Brammer, Mark Gildersleeve, Evan Hineman, Elton Klibanoff, Stephen Landry, John Putney, James Shields and Noel Widdifield as to the accuracy of the representations and warranties in this Agreement. The phrase "to the knowledge of the Buyer" or similar phrase shall mean and be limited to the actual (but not constructive or imputed) knowledge of John Leonis, Michael Brown, Lawrence Hoke, John Preston and Richard Russin.

                  Section VIII.11. Interpretation. (a) In the event an ambiguity
                                   --------------
or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                  (b) The use in this Agreement or any other related document of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

                  Section VIII.12. No Third Party Beneficiaries. This Agreement
                                   ----------------------------
is solely for the benefit of the Parent and the Sellers and their successors and permitted assigns, with respect to the obligations of the Buyer under this Agreement, and for the benefit of the Buyer, and its successors and permitted assigns, with respect to the obligations of the Parent and the Sellers, under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim of liability or reimbursement, cause of action or other right.

                  Section VIII.13. No Waivers. Except as otherwise expressly
                                   ----------
provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between the parties, shall constitute a waiver of any such right, power or remedy. No waiver by a party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver shall be valid unless in writing and signed by the party against whom such waiver is sought to be enforced.

                  Section VIII.14. Specific Performance. The parties hereto
                                   --------------------
agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or equity.

                  Section VIII.15. Further Assurances. The parties hereto each
                                   ------------------
agree to execute, make, acknowledge, and deliver such instruments, agreements and other documents as may be reasonably required to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

                  Section VIII.16. Preservation of and Access to Certain
                                   -------------------------------------
Information After Closing. The Parent and the Sellers shall give to the Buyer,
-------------------------
the Companies and their Subsidiaries and their employees, counsel and advisors, full and complete access upon reasonable notice during normal business hours, to all agreements, records and other information relating to the Companies and their Subsidiaries, and will provide copies of such information concerning the Companies and their Subsidiaries (with respect to periods prior to the Closing) as the Buyer may reasonably request, including but not limited to full and complete access in connection with the preparation of any Tax Returns for the Affiliated Groups, in connection with or in anticipation of any audit by any federal, state or local Tax authorities of the Affiliated Groups or matters relating to insurance coverage, third-party litigation, claims, proceedings and investigations. From and after the Closing Date, the Parent and the Sellers shall preserve all such agreements, records and information for a period of eight years, or with respect to Tax matters, until the expiration of the applicable statute of limitations (including any extensions thereof), provided, however, that the Parent and the Sellers shall not destroy or dispose of any such agreements, records or information without giving notice to the Buyer and the Companies of such pending destruction or disposal and offering the Buyer and the Companies the right and opportunity to copy such agreements, records or information. The Buyer shall reimburse the Parent and the Sellers for all reasonable out-of-pocket expenses they may incur with respect to the foregoing.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly signed as of the date first above written.


                                            PRIMARK CORPORATION



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            PRIMARK HOLDING CORPORATION



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            PRIMARK INFORMATION SERVICES
                                            UK LIMITED



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            LITTON INDUSTRIES, INC.



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            LITTON U.K. LIMITED



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title: